Exhibit 10.1

LEASE
RiverPark Corporate Center—Building Six between
RIVERPARK SIX, LLC,
a Utah limited liability company, as Landlord,

and

HEALTH CATALYST, INC.,
a Delaware corporation, as Tenant

Dated March 25, 2020

TABLE OF CONTENTS
Paragraph  Page

i

LEASE
RiverPark Corporate Center—Building Six

THIS LEASE (this “Lease”) is entered into as of the 25th day of March, 2020, between RIVERPARK SIX, LLC, a Utah limited liability company (“Landlord”), and HEALTH CATALYST, INC., a Delaware corporation (“Tenant”). (Landlord and Tenant are referred to in this Lease collectively as the “Parties” and individually as a “Party.”)

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Definitions. As used in this Lease, each of the following terms shall have the meaning indicated:

“ADA” means the Americans with Disabilities Act of 1990, as amended and with its associated regulations.

“affiliate” means an entity that directly or indirectly controls (including a direct or indirect parent), is controlled by (including a direct or indirect subsidiary), or is under common control with, the entity concerned, where “control” is the holding of fifty percent (50%) or more of the outstanding voting interests, or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

“Alteration” means any alteration, change, addition, improvement or repair to the Premises made by or at the direction of Tenant, including, without limitation, the attachment of any fixture (including any so-called “trade fixture”), equipment or signage, or the addition of any pipe, line, wire, cable, conduit or related facility for water, electricity, natural gas, telecommunication (including Tenant’s voice and data lines, wiring, cabling and facilities), sewer or other utility, but excluding (i) the moving of Tenant’s furniture (including cubicles), phones, computers and other personal property, provided that each of the foregoing is readily movable and unattached to the Premises, and (ii) the hanging of typical pictures
/ artwork, diplomas and similar items.

“applicable municipality” means the City of South Jordan, Utah. “Base Year” means calendar year 2021.
“Base Year Operating Expenses” means Operating Expenses that are actually incurred in the Base Year, as adjusted in accordance with this Lease.

“Basic Monthly Rent” means the following amount per calendar month for the period indicated based on 118,207 rentable square feet, which amount is subject to adjustment as set forth in the definition of “Premises”; provided, however, that if the Commencement Date occurs on a date other than the Projected Commencement Date, then the periods set forth below shall begin on such other date that is the Commencement Date (as memorialized in a certificate entered into between the Parties) and shall shift accordingly in a manner consistent with the definition of “Expiration Date” (with the Expiration Date being on the last day of the relevant month):

Periods	Basic Monthly Rent	Annual Cost Per Rentable Square Foot
January 1, 2021 through December 31, 2031, inclusive	$240,058.72 per month	$24.37

“best efforts” means commercially reasonable efforts, exercised in good faith and with due diligence.

“Building” means the building with the street address of 10897 South River Front Parkway, in South Jordan, Utah, which contains approximately 111,448 usable square feet and approximately 130,425 rentable square feet, subject to final measurement and verification as set forth in the definition of “Premises”.

“Building Hours” means Monday through Friday (excluding any legal holiday on which banks in Utah are authorized by Laws to close) from 7:00 a.m. to 6:00 p.m., and Saturday from 8:00 a.m. to 1:00 p.m.

“business day” means any day other than a Saturday, Sunday or legal holiday on which banks in Utah are authorized by Laws to close.

“Commencement Date” means the earlier of the following:

(i) the later of (a) January 1, 2021, or (b) the date that is six (6) months after the Initial Delivery Date; or

(ii) the date on which Tenant commences business operations from the Premises (as opposed to performing Tenant’s Work); provided, however, that Tenant shall not commence business operations from the Premises unless and until a certificate of occupancy for Tenant’s Work issued by the applicable municipality has been received by Tenant, with a legible photocopy thereof provided to Landlord.

“Common Areas” means all areas and facilities on the Property that are provided for the general, nonexclusive use and convenience of more than one tenant of the Building, including, without limitation, driveways, parking areas, walkways, delivery areas, trash removal areas, landscaped areas, entryways, lobbies, hallways, stairways, elevators and restrooms, subject to Paragraph 9.4.

“Comparable Buildings” means other comparable Class “A” suburban office buildings in the Salt Lake City, Utah metropolitan area.

“Condemnation Proceeding” means any action or proceeding in which any interest in the Property is taken for any public or quasi-public purpose by any lawful authority through the exercise of the power of eminent domain or by purchase or other means in lieu of such exercise.

“Default Rate” means twelve percent (12%) per annum, but in no event greater than the maximum rate allowed by Laws.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act and the Resource Conservation and Recovery Act, each as amended and with its associated regulations, and all other Laws relating to Hazardous Materials existing on or after the date of this Lease.

“Estimated Operating Expenses” means the projected amount of Operating Expenses for any given Operating Year as reasonably estimated by Landlord in a manner consistent with Comparable Buildings.

“Expiration Date” means the date that is the last day of the month, eleven (11) years after the later of the following, as applicable:

(i) the Commencement Date, if the Commencement Date occurs on the first day of a calendar month; or

(ii) the first day of the first full calendar month following the Commencement Date, if the Commencement Date does not occur on the first day of a calendar month, as such date may be extended or sooner terminated in accordance with this Lease. “force majeure” has the meaning set forth in Paragraph 22.2.

“GAAP” means generally accepted accounting principles consistently applied.

“Hazardous Materials” means substances defined as “hazardous materials,” “hazardous wastes”, “hazardous substances” or “toxic substances” or similarly defined in any Environmental Laws, as well as so-called industrial and biomedical wastes, asbestos and mold, whether or not specifically classified as “hazardous materials” under Environmental Laws.

“HVAC” means heating, ventilating and air conditioning.

“Improvements” means the Building, any parking structure and the related improvements owned by
Landlord.

“Initial Delivery Date” means the date on which Landlord gives Tenant access to the Initial Space to perform Tenant’s Work, which date is projected to be on or before June 1, 2020 and is subject to the vacation of the Premises by the current tenant occupying the Premises; provided, however, that if the Initial Delivery Date has not occurred on or before October 1, 2020, then Tenant may terminate this Lease by written notice given to Landlord on or before October 15, 2020, in which event this Lease shall terminate, Landlord shall promptly refund to Tenant any Basic Monthly Rent paid in advance under Paragraph 4(c), and the Parties shall thereafter have no further obligation under this Lease. Landlord anticipates that Landlord will be able to give Tenant access to Suite 200 and Suite 300 to perform Tenant’s Work on or before July 31, 2020.

“Interest Rate” means the Prime Rate plus two percent (2%) per annum. “Landlord Default” has the meaning set forth in Paragraph 16.4.
“Laws” means any or all applicable federal, state and local laws, statutes, codes, ordinances, rules, regulations, requirements, judgments, decrees, writs, orders, licenses, guidelines and policies, including, without limitation, the ADA and Environmental Laws, together with future enactments and amendments, insurance regulations and requirements, utility company requirements, administrative promulgations and governmental orders, and any requirements or conditions on or with respect to the issuance, maintenance or renewal of any legally required permits, consents, decisions, qualifications, licenses, certifications or exemptions of or from, and all filings with, and any notice to, any government or quasi-governmental authority.

“Lease end” means the expiration of the Term or the sooner termination of this Lease.

“Non-Consent Transfer” means any assignment or sublease permitted to be made without Landlord’s consent and made in accordance with Paragraph 10.2.

“Operating Expenses” means, without duplication, all reasonable, customary and actual costs, expenses, fees and other charges incurred or payable by Landlord in connection with this Lease (including, without limitation, those incurred or payable under Paragraphs 8.1, 9.1 and 12.2) and the ownership, operation, management, maintenance and repair of the Property (which operation, management, maintenance and repair shall be performed by Landlord in a first-class manner consistent with Comparable Buildings), determined in accordance with GAAP, including, without limitation, the reasonable, customary and actual costs, expenses, fees and other charges of the following, subject to the OpEx Adjustments and excluding the OpEx Exclusions:

(i) real property taxes and assessments and, if applicable (e.g., lobby furniture, movable generators and other personal property directly and reasonably related to the operation of the Property), personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition to such taxes and assessments);

(ii) rent and gross receipts taxes, except to the extent imposed in lieu of income taxes;

(iii) assessments for the Project levied under a common maintenance regime and allocated to the Building; provided, that such assessments shall not exceed assessments generally charged under common maintenance regimes for projects comparable to the Project, and the cost of common area maintenance allocated to the Building shall be determined by reference to the floor area of the Building compared to the floor area of all buildings included within such common maintenance regime;

(iv) removal of snow, ice, trash and other refuse;

(v) landscaping, cleaning, sweeping, janitorial, parking and security services;

(vi) resurfacing, re-striping and resealing of parking areas, and replacing damaged or worn-out Improvements (including lighting) located in the Common Areas;

(vii) fire protection, including alarm and sprinkler systems;

(viii) utilities (including, without limitation, the utilities used in the Premises, but excluding the cost of separately metered utilities provided to the Premises and paid directly by Tenant or provided to other premises and paid directly by other tenants);

(ix) supplies and materials used in connection with the operation, management, maintenance and repair of the Property;

(x) premiums for insurance carried by Landlord pursuant to Paragraph 12.2 (except for any increase in insurance premiums caused by the acts or omissions of other tenants of the Building);

(xi) licenses, permits and inspections directly and reasonably related to the operation of the Property;

(xii) administrative services, including, without limitation, clerical and accounting services, directly and reasonably related to the operation, management, maintenance and repair of the Property;

(xiii) labor and personnel directly and reasonably related to the operation, management, maintenance and repair of the Property (but excluding costs, expenses, fees, salaries, benefits, compensation and other charges for employees of Landlord when acting in capacities above the senior building manager level);

(xiv) rental or a reasonable allowance for depreciation of personal property used for normal maintenance, repair and janitorial services in connection with the Property;

(xv) improvements to and maintenance and repair of the Building and all equipment used in the Building, so long as such equipment is maintained as required by the manufacturer’s specifications;

(xvi) management services attributable to the Property; provided, that:

(a) the cost of such management services shall not exceed management fees generally charged by property management companies for Comparable Buildings; and

(b) the cost of such management services comprising a part of Base Year Operating Expenses shall not be at a discounted cost;

(xvii) that part of office rent or the rental value of space in the Building or another building used by Landlord to operate, manage, maintain and repair the Property; provided, however, that the office rent or the rental value of such space shall not exceed the fair market rent for such space and the amount of such space shall be reasonable under the circumstances; and

(xviii) compliance with Laws.

“Operating Year” means each calendar year, all or a portion of which falls within the Term.  “OpEx Adjustments” means the following adjustments to Operating Expenses:
(i) All Operating Expenses shall be computed on an annual basis, and shall be reduced by all cash, trade or quantity discounts, reductions, reimbursements, refunds or credits received by Landlord (net of reasonable expenses incurred in obtaining the same, if any) in the purchase of any goods, utilities, insurance or services in connection with the operation, management, maintenance and repair of the Property.

(ii) When Landlord, acting reasonably, deems it reasonable to do so, Landlord shall contest any real property taxes or assessments applicable to the Property, and any reduction in, or refund of, such taxes or assessments, less any reasonable expenses incurred by Landlord in achieving such reduction, shall inure to the benefit of Tenant and the other tenants of the Building.

(iii) If any Operating Expenses relate to the Building as well as other buildings, Landlord shall equitably and in good faith allocate the same among the buildings concerned based on the floor area of the Building as compared with the floor area of the other buildings involved in the Operating Expense concerned.

(iv) If the Building is in operation for less than all of the Base Year, Base Year Operating Expenses shall reasonably be adjusted by Landlord to the amount that Operating Expenses would have been if the Building had been in operation for all of the Base Year.

(v) If all or any portion of the Property is subject to any tax abatement program or otherwise not fully assessed for the purpose of real property taxes for the Base Year, Base Year Operating Expenses shall be grossed up to reflect what the real property taxes would have been for the Base Year if the Property had been fully assessed. After the retirement of any special assessments included in Base Year Operating Expenses, Base Year Operating Expenses shall be reduced to eliminate such special assessments to the extent that such special assessments are included in Base Year Operating Expenses but not included in Operating Expenses in the Operating Year concerned. Operating Expenses in any Operating Year following the Base Year shall not include the portion of any increases in real property taxes resulting solely from a new addition to the Building or other portions of the Property, such as the new addition of a Building floor or a parking structure.

(vi) Operating Expenses (including, without limitation, Base Year Operating Expenses) that vary with occupancy (including, without limitation, utilities, janitorial expenses, trash removal costs, management fees and, to the extent assessed based on occupancy, real property taxes) and are attributable to any part of the Term in which less than ninety-five percent (95%) of the rentable area of the Building is occupied by tenants shall be adjusted by Landlord to the amount that such Operating Expenses that were actually incurred or payable would have been if ninety-five percent (95%) of the rentable area of the Building had been occupied by tenants for the period concerned.

(vii) If Landlord furnishes a service to tenants in the Building, the cost of which constitutes an Operating Expense that varies with occupancy, and a tenant other than Tenant has undertaken to perform such service itself, Operating Expenses shall be increased by the amount that Landlord would have incurred if Landlord had furnished such service to such tenant. For example, if Landlord does not furnish premises janitorial services to a tenant other than Tenant who has undertaken to perform such janitorial services itself, Operating Expenses shall be increased by the amount that Landlord would have incurred if Landlord had furnished such janitorial services to such tenant, so that when Tenant’s Share of Operating Expenses is calculated, Tenant will continue to pay its fair share of the cost of its janitorial services.

(viii) Base Year Operating Expenses shall not include any atypical, non-repetitive costs, expenses, fees or other charges incurred or payable by Landlord in the Base Year that would artificially inflate Base Year Operating Expenses, such as (without limiting the generality of the foregoing) costs comprising Landlord’s reasonable insurance deductible related to a casualty occurring in the Base Year or a one-time governmental or quasi-governmental assessment made in the Base Year.

(ix) To the extent that Landlord receives so-called tax increment financing (as described in Utah Code Annotated, §§17C-3-101 to 17C-3-404) or other tax incentives related to infrastructure or other capital improvements, whether through the rebate of real property taxes or by some other method, such financing or incentives will not serve to reduce Operating Expenses or produce any refund, reimbursement, credit or benefit of any kind to Tenant under this Lease, and in all cases Operating Expenses shall be calculated without reference to such financing or incentives. The costs of any such infrastructure or other capital improvements to which such tax increment financing or other tax incentives relate will not be included in Operating Expenses. The foregoing shall not be construed to affect or concern any monies received by Tenant directly from the Utah Governor’s Office of Economic Development (GOED) or other direct funding source.

“OpEx Commencement Date” means January 1st of the Operating Year following the Base Year.
“OpEx Exclusions” means the following, which shall be excluded from Operating Expenses:
(i) costs incurred in connection with the initial development and improvement of the Property, including, without limitation, impact fees;

(ii) any expenditure required to be capitalized for federal income tax purposes;

(iii) non-cash items, such as but not limited to depreciation and amortization (except as expressly set forth in subparagraph (xv) in the definition of “Operating Expenses” with respect to certain personal property);

(iv) debt service (including, without limitation, payments of principal and interest) on indebtedness secured by any mortgage, deed of trust or similar instrument encumbering the Property, and points, prepayment penalties and financing and refinancing costs for such indebtedness, including, without limitation, the cost of appraisals, title insurance and environmental, geotechnical, zoning and other reports;

(v) expenses of procuring tenants and marketing, negotiating and enforcing Building leases, including, without limitation, brokerage commissions, attorneys’ fees, advertising and promotional expenses, rent concessions and costs incurred in removing and storing the property of former tenants and other occupants of the Building;

(vi) expenses of (a) any tenant improvement work that Landlord performs for any tenant or prospective tenant of the Building, including, without limitation, (1) tenant improvement work to the Premises that Landlord performs for Tenant, and (2) alteration or renovation of vacant or vacated space in the Building, and (b) relocating and moving any tenant in the Building;

(vii) items for which Landlord is otherwise reimbursed or entitled to be reimbursed, including, without limitation, by insurance or condemnation proceeds or under any warranties;

(viii) expenses (including, without limitation, penalties and interest) resulting from the violation of Laws or any contract by Landlord, Landlord’s employees, agents or contractors or other tenants of the Building;

(ix) penalties, charges and interest for late payment by Landlord;

(x) (a) Landlord’s income, franchise, capital stock, inheritance, estate, succession, gift, sales, capital levy, excess profits, transfer, mortgage recording and revenue taxes; (b) other taxes, assessments and charges imposed on or measured by gross income; (c) Landlord’s general corporate overhead; (d) leasehold taxes on other tenants’ personal property; (e) stadium, sports complex or arena tax (including, without limitation, any ballpark/stadium tax); and (f) any tax, assessment, fee, levy or charge that is absolutely discretionary, non-payment of which will not result in any economic or other consequence to Landlord, and which is not required by the applicable taxing authority or by applicable Laws;

(xi) to the extent of such excess, any expense paid to Landlord or an affiliate of Landlord for goods and services that is in excess of the amount that would be paid in the absence of such relationship for comparable goods and services delivered or rendered by unaffiliated third parties on a competitive basis;

(xii) expenses for repairs and other work caused by (a) construction or design defects, (b) subsurface or soil conditions, (c) the failure of the Improvements to comply as of the Commencement Date with any then- existing Laws, (d) the exercise of the right of eminent domain, or (e) fire, windstorm and other insured casualty (excluding costs comprising Landlord’s reasonable insurance deductible), and any uninsured or under-insured casualty; provided, however, that with respect to payment by Tenant of any costs comprising Landlord’s reasonable insurance deductible, if the insured item to which such deductible relates is an improvement with a useful life greater than one year and costing in excess of $5,000, such deductible shall be amortized without interest on a straight-line basis by Landlord over a period equal to the useful life of the improvement concerned (such useful life to be determined in accordance with federal income tax law), such amortized cost shall only be included in Operating Expenses for that portion of the useful life of such improvement that falls within the Term, and only the amortized portion of such cost applicable to a given Operating Year shall be included in the Operating Expenses for such Operating Year;

(xiii) expenses as a result of the presence of Hazardous Materials in the Building or on the Property;

(xiv) expenses in connection with services or other benefits provided on an ongoing basis to other Building tenants that are not available to Tenant;

(xv) costs as a result of (a) the negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors, (b) the breach by Landlord of any lease in the Building, and (c) the negligence or willful misconduct of other identified tenants of the Building;

(xvi) costs for which Landlord is entitled to bill other tenants directly (other than as a part of Operating Expenses) under the provisions of such tenants’ leases, including, without limitation, any increased insurance costs reimbursed directly to Landlord by a tenant, including Tenant, and the cost of any item or service for which Tenant separately reimburses Landlord or pays third parties;

(xvii) rental under any ground or underlying lease and under any lease or sublease assumed, directly or indirectly, by Landlord (e.g., a take-back sublease);

(xviii) charitable, civic and political contributions and professional dues;

(xix) costs for the acquisition, leasing, maintenance and insurance of paintings, sculptures and other objects of art located in the Building;

(xx) costs arising from actual and potential claims, litigation and arbitration pertaining to Landlord and the Property (including in connection therewith all attorneys’ fees and costs of settlement and judgments and payments in lieu thereof);

(xxi) expenses for the use of the Building to accommodate events including, without limitation, shows, promotions, kiosks, displays, filming, photography, temporary exhibits, private events and parties and ceremonies;

(xxii) entertainment, dining and travel expenses;

(xxiii) costs of flowers (excluding flowers used to decorate the lobbies and other common areas in the Building), gifts, balloons, etc. provided to any person, including, without limitation, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(xxiv) costs of selling, syndicating and otherwise transferring the Property and Landlord’s interest in the Property, including, without limitation, brokerage commissions, attorneys’ and accountants’ fees, closing costs, title insurance premiums and transfer and other similar taxes and charges;

(xxv) costs of installing, operating, repairing and maintaining any specialty service such as an observatory, broadcast facility, luncheon, athletic or recreational club, child care, restaurant, cafeteria, delicatessen or other dining facility, hair salon or other retail use or commercial concession operated by Landlord, but Operating Expenses may include the costs of operating and maintaining any gym or fitness center for the general use of tenants in the Building (including Tenant), so long as Tenant and its employees are not charged a separate fee for the use of such gym or fitness center;

(xxvi) costs of magazine, newspaper, trade and other subscriptions;

(xxvii) costs of “tenant relations” parties, events and promotions inconsistent with other Comparable Buildings;

(xxviii) costs of “tap fees” and sewer and water connection fees for the benefit of any particular tenant in the Building;

(xxix) costs of traffic studies, environmental impact reports, transportation system management plans and reports, traffic mitigation measures and other similar matters;

(xxx) auditing fees other than those incurred by Landlord in connection with the performance of its obligations under this Lease and other leases in the Building;

(xxxi) bad debt, rent loss and other reserves; and

(xxxii) costs to comply with Landlord’s obligations under Paragraph 20.

“Permitted Use” means only the following, and no other purpose: general office purposes, including normal and reasonable uses customarily incidental thereto, such as executive, administrative, technical support, customer service and data functions. In no event may the Premises be used as a call center or as an executive office suite operation without Landlord’s prior consent; provided, however, that:

(i) the prohibition of a call center shall not prohibit or limit any typical business or customer service telephone communication of the type currently conducted by Health Catalyst, Inc.; and

(ii) Tenant may use up to twenty-five percent (25%) of the Premises for call center or customer support purposes, so long as Tenant does not violate (a) the density limitations set forth in Paragraph 7.1(f), (b) the parking limitations set forth in Paragraph 19.1, or (c) any other provision of this Lease.

“person” means any individual (male or female), corporation, limited liability company, partnership, joint venture, estate, trust, association or other entity.

“Premises” means:

(i) Suite 100 (“Suite 100”) on the first floor of the Building, consisting of approximately 10,771 usable square feet and approximately 12,602 rentable square feet;

(ii) Suite 200 (“Suite 200”) on the second floor of the Building, consisting of approximately 22,238 usable square feet and approximately 26,026 rentable square feet;

(iii) Suite 300 (“Suite 300”) on the third floor of the Building, consisting of approximately 23,302 usable square feet and approximately 27,271 rentable square feet;

(iv) Suite 400 (“Suite 400”) on the fourth floor of the Building, consisting of approximately 23,444 usable square feet and approximately 27,438 rentable square feet; and

(v) Suite 500 (“Suite 500”) on the fifth floor of the Building, consisting of approximately 21,250 usable square feet and approximately 24,870 rentable square feet (Suite 100, Suite 400 and Suite 500 are referred to in this Lease collectively as the “Initial Space”), comprising in the aggregate a total of approximately 101,005 usable square feet and approximately 118,207 rentable square feet, shown on the attached Exhibit A, subject to final measurement and verification as set forth below in this definition.

The Premises do not include, and Landlord reserves, the land and other area beneath the floor of the Premises, the pipes, ducts, conduits, wires, fixtures and equipment above the suspended ceiling of the

Premises and the structural elements that serve the Premises or comprise the Building; provided, however, that, subject to Paragraphs 9.2 and 17.1, Tenant may, at Tenant’s sole cost and expense, install Tenant’s voice and data lines, wiring, cabling and facilities above the suspended ceiling of the Premises and in the walls of the Premises for the conduct by Tenant of business in the Premises for the Permitted Use. Landlord’s reservation includes the right to install, use, inspect, maintain, repair, alter and replace those areas and items and to enter the Premises in order to do so in accordance with and subject to Paragraph 9.3. For all purposes of this Lease, the calculation of usable square feet and rentable square feet contained within the Premises and the Building shall be subject to final measurement and verification by Landlord’s licensed architect, at Landlord’s sole cost and expense, according to ANSI/BOMA Standard Z65.1-2017 (or any successor standard), which measurement and verification may, at Tenant’s option and at Tenant’s sole cost and expense, be confirmed by Tenant’s licensed architect. (The preceding sentence shall be the sole and exclusive method used for the measurement and calculation of usable and rentable square feet under this Lease for the Premises and the Building.) On request of Tenant, Landlord shall provide Tenant with a copy of Landlord’s architect’s verification and certification as to the actual usable and rentable square feet of the Premises prior to the Commencement Date. In the event of a variation between the square footage set forth above in this definition and the square footage set forth in such verification and certification, the Parties shall amend this Lease accordingly to conform to the square footage set forth in such verification and certification, amending each provision that is based on usable or rentable square feet, including, without limitation, Basic Monthly Rent, Tenant’s Parking Stall Allocation and Tenant’s Percentage of Operating Expenses, and shall appropriately reconcile any payments already made pursuant to those provisions; provided, that if Landlord’s architect and Tenant’s architect disagree on the amount of usable or rentable square feet within the Premises and the Building, and such disagreement is not resolved within ten (10) business days after such measurement and verification is completed by Landlord’s architect, such disagreement shall be resolved by an independent, licensed architect mutually selected by the Parties, acting reasonably, the cost of which architect shall be shared equally by the Parties.

“Prime Rate” means a variable interest rate per annum equal to the highest rate quoted in the “Money Rates” section (or replacement section) of the Wall Street Journal as the “Prime Rate” for such day (or the previous day of publication for days on which the Wall Street Journal is not published). The Prime Rate shall be adjusted on and as of the effective date of any change in the Prime Rate. If the Wall Street Journal ceases to publish the Prime Rate, the Prime Rate shall be the highest prevailing base or reference rate on corporate loans at U.S. money center commercial banks.

“Project” means RiverPark Corporate Center, located in South Jordan, Utah, as it may exist from time to time.

“Projected Commencement Date” means the date on which the Commencement Date is projected to occur, which is January 1, 2021.

“Property” means the Improvements and the related land owned by Landlord.

“reasonable” means “good faith and commercially reasonable” and “reasonably” means “in good faith and in a commercially reasonable manner.”

“Rent” means Basic Monthly Rent and Tenant’s Share of Operating Expenses.
“Security Deposit” means $-0-.
“structural” means footings, foundations, floor slabs, load-bearing walls, structural columns and beams, exterior walls, roofs (including roof deck and membrane) and beams that support the roof joists.

“Tenant Default” has the meaning set forth in Paragraph 16.1, and includes any applicable notice and cure period given therein to Tenant.

“Tenant’s Estimated Share of Operating Expenses” means the result obtained by subtracting Base Year Operating Expenses from the Estimated Operating Expenses for any given Operating Year, and then multiplying the difference by Tenant’s Percentage of Operating Expenses. Tenant’s Estimated Share of Operating Expenses for any fractional Operating Year shall be calculated by determining Tenant’s Estimated Share of Operating Expenses for the relevant Operating Year and then prorating such amount over such fractional Operating Year.

“Tenant’s Occupants” means any assignee, subtenant, employee, agent, contractor, licensee, franchisee or invitee of Tenant.

“Tenant’s Parking Stall Allocation” means four hundred twenty-nine (429) parking stalls, based on 4.25 parking stalls per 1,000 usable square feet of the Premises having 101,005 usable square feet, which number of parking stalls is subject to adjustment as set forth in the definition of “Premises”.

“Tenant’s Percentage of Operating Expenses” means 90.632 percent, which is the percentage determined by dividing the rentable square feet of the Premises (118,207 rentable square feet) by the rentable square feet of the Building (130,425 rentable square feet) (whether or not leased), multiplying the quotient by 100 and rounding to the third (3rd) decimal place, which percentage is subject to adjustment as set forth in the definition of “Premises”.

“Tenant’s Property” means only the following if, but only if, installed in or made to the Premises by Tenant at Tenant’s sole cost and expense, and not paid for in whole or in part, directly or indirectly, by Landlord (which shall remain the property of Tenant, subject to Paragraph 17.1):

(i) Tenant’s furniture, phones, computers, equipment and other personal property, provided that each of the foregoing is readily movable and unattached to the Premises; provided, however, that typical pictures, diplomas and other similar items, and movable cubicles with electrical connections, shall not be considered to be “attached” to the Premises for purposes of this definition;

(ii) Tenant’s signage;

(iii) Tenant’s voice and data lines, wiring, cabling and facilities, security systems and telecommunication equipment; and

(iv) any Alteration made by Tenant with Landlord’s prior consent if such consent is conditioned on such Alteration being owned by Tenant and removed by Tenant at Lease end.

“Tenant’s Share of Operating Expenses” means the result obtained by subtracting Base Year Operating Expenses from Operating Expenses actually incurred in any given Operating Year, and then multiplying the difference by Tenant’s Percentage of Operating Expenses. Tenant’s Share of Operating Expenses for any fractional Operating Year shall be calculated by determining Tenant’s Share of Operating Expenses for the relevant Operating Year and then prorating such amount over such fractional Operating Year. By way of explanation only, Tenant’s Share of Operating Expenses in any given calendar year is, in essence, Tenant’s pro rata share of the increase (only) of Operating Expenses for such calendar year over Operating Expenses for the Base Year. And, since Tenant’s Share of Operating Expenses is calculated in reference to an increase of Operating Expenses over Base Year Operating Expenses, Tenant’s Share of Operating Expenses during the Base Year shall be zero, and Tenant will not commence paying Tenant’s Share of Operating Expenses until the OpEx Commencement Date.

“Tenant’s Work” means the work of improvement to the Premises to prepare the Premises for Tenant’s use and occupancy, including the installation of Tenant’s Property, to be completed by Tenant pursuant to Paragraph 2.2.

“Term” means the period commencing at 12:01 a.m. on the Commencement Date and expiring at midnight on the Expiration Date, as such period may be extended or sooner terminated in accordance with this Lease.

“untenantable” means that the Premises or a material portion of the Premises is not reasonably capable of use and occupancy, and is not, in fact, used or occupied, by Tenant for the Permitted Use.
2. Agreement of Lease; Work of Improvement; Certain References.

2.1. Agreement of Lease. Subject to and in accordance with the provisions set forth in this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Term, together with the nonexclusive right to use the Common Areas in common with other tenants of the Building (subject to Paragraph 9.4), subject to any recorded covenants, conditions and restrictions affecting the Property, provided that any such covenants, conditions and restrictions entered into after the date of this Lease do not materially and adversely affect Tenant’s rights or obligations under this Lease. Landlord shall not have the right to relocate Tenant to premises other than the Premises during the Term. The Premises shall be delivered by Landlord and accepted by Tenant in their “as-is” condition.

2.2. Work of Improvement.

(a) (i) Promptly following the full execution and delivery of this Lease, Landlord shall supply Tenant and Tenant’s representatives, including Tenant’s architect (RAPT) and contractor (Okland Construction), with a complete set of base building working drawings and any descriptive narrative of the base building work, building standard materials, systems and specifications and other relevant items reasonably requested by Tenant and in Landlord’s possession or control. Tenant shall, at Tenant’s sole cost and expense and as soon as reasonably practicable, complete Tenant’s Work in a good and workmanlike manner in accordance with (A) the plans and specifications approved by the Parties pursuant to Paragraph 9.2(iv), (B) the other provisions of Paragraph 9.2, and (C) Laws.

(ii) Landlord shall, on the Initial Delivery Date, permit Tenant and its employees, agents and contractors, at Tenant’s sole cost and expense, to enter the Initial Space to prepare the Initial Space for Tenant’s use and occupancy, including the installation of Tenant’s Property, which may be done during or after Building Hours; provided, however, that if Landlord does not permit Tenant and its employees, agents and contractors so to enter the Initial Space on or before September 1, 2020, then for each day during the period commencing on September 1, 2020 and expiring on (but excluding) the date on which Landlord permits such entry, Tenant shall be entitled to a credit of $8,504.61 (Calculated as follows: 64,910 rentable square feet x $24.37 ÷ 12 months ÷ 31 days x 2 days) towards Basic Monthly Rent first payable under this Lease on and after the Commencement Date.

(iii) Landlord shall, as soon after the Initial Delivery Date as is reasonably practicable
– anticipated by Landlord to be on or before July 31, 2020, permit Tenant and its employees, agents and contractors, at Tenant’s sole cost and expense, to enter Suite 200 and Suite 300 to prepare Suite 200 and Suite 300 for Tenant’s use and occupancy, including the installation of Tenant’s Property, which may be done during or after Building Hours; provided, however, that if Landlord does not permit Tenant and its employees, agents and contractors so to enter Suite 200 and Suite 300 on or before September 30, 2020, then for each day during the period commencing on September 30, 2020 and expiring on (but excluding) the date on which Landlord permits such entry, Tenant shall be entitled to a credit of $6,983.05 (Calculated as follows: 53,297 rentable square feet x $24.37 ÷ 12 months ÷ 31 days x 2 days) towards Basic Monthly Rent first payable under this Lease on and after the Commencement Date.

(b) Any entry to the Premises by Tenant and its employees, agents and contractors under the foregoing subparagraph (a) shall constitute a license only, conditioned on Tenant’s:

(i) working in harmony with Landlord, Landlord’s employees, agents and contractors and other tenants and occupants of the Building;

(ii) obtaining in advance Landlord’s approval of the contractors proposed to be used by Tenant and, if requested by Landlord, depositing with Landlord in advance of any work the contractor’s affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of materials; and

(iii) furnishing Landlord with such insurance as Landlord may reasonably require against liabilities that may arise out of such entry.

(c) All activities undertaken by Tenant under this Paragraph 2.2 shall be governed by Paragraph 9.2 and all other terms of this Lease, and, in connection therewith:

(i) Tenant shall have the right to use any architect, contractor or subcontractor for work within the Premises, subject to Paragraph 9.2(a)(v);

(ii) Tenant’s Work may include a fitness center;

(iii) Tenant may, at Tenant’s sole cost and expense, utilize the Premises for preparation, storage of furniture and other staging;

(iv) until the Commencement Date, Tenant shall not be required to pay Rent, utilities or Operating Expenses, or be allowed to conduct business operations in the Premises; and

(v) if requested by Tenant, Landlord shall provide Tenant with a test-fit allowance of up to $.15 per rentable square foot of the Premises in order to facilitate its selection process.

(d) In addition to the work of improvement to the Premises by Tenant contemplated by the foregoing portion of this Paragraph 2.2, but in all respects subject to and in accordance with Paragraph 9.2:

(i) Tenant may, at Tenant’s sole cost and expense, brand the first-floor Building lobby, including utilizing such lobby as a reception area complete with a reception or security desk (or both), when and during the period (only) that Tenant leases the entire Building. Landlord has received Tenant’s general concept plans for such lobby, and Landlord’s initial, limited review of those general concept plans did not raise any red flags. Landlord anticipates that any future plans prepared by Tenant when it leases the entire Building, if consistent with such general concept plans, will be approved by Landlord after a full review, subject to the typical comments of Landlord and its construction review team.

(ii) When and during the period (only) that Tenant leases the entire Building, Tenant may, at Tenant’s sole cost and expense, install a staircase from such lobby to the second floor of the Building, subject to Paragraph 9.2 and all other terms of this Lease, provided that such staircase is removed by Tenant, at Tenant’s sole cost and expense, prior to the earlier of Lease end or any time at which Tenant does not lease the entire Building.

(iii) Prior to the period that Tenant leases the entire Building – at which such time the foregoing subparagraph (i) shall govern – (A) Tenant may propose to Landlord the branding and utilization of such lobby, as described in the foregoing subparagraph (i), and Landlord shall, working cooperatively with Tenant in good faith, reasonably consider such proposals, which shall also be subject to the general consent of the other tenants in the Building, which consent Landlord shall reasonably seek to obtain, and (B) Tenant may, subject to Paragraph 9.2 and the other provisions of this Lease, utilize a portion of such lobby for reception and signage on Tenant’s side of the lobby.

2.3. Certain References. Whenever in this Lease (including in the Exhibits attached to this Lease):

(a) the consent or approval of either Party is required, such consent or approval shall not be unreasonably withheld, conditioned or delayed, unless expressly provided to the contrary;

(b) there is a reference to costs, expenses, fees or other charges (including, without limitation, attorneys’ fees and costs), such reference shall be deemed to be to reasonable, reasonably necessary and actual costs, expenses, fees and other charges, of which the Party incurring such costs, expenses, fees or other charges has some reasonable documentation, record or evidence, a copy of which shall be provided to the other Party, and when one Party is obligated to pay or reimburse the other Party under this Lease on presentation of an invoice, such invoice shall include reasonable supporting documentation for the amount to be paid or reimbursed;

(c) either Party is given the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, such Party shall act reasonably;

(d) there is a reference to “days”, such reference shall be deemed to be to “calendar days” unless the phrase “business days” is expressly set forth;

(e) payment or performance is required but a specific date or number of days within which payment or performance is to be made is not set forth, or the words “immediately”, “promptly”, “on demand” or the equivalent are used to specify when such payment or performance is due, then such payment or performance shall be due within ten (10) business days after receipt of notice by the paying or performing Party;

(f) the date on which any payment or performance is due under this Lease is not a business day, such payment or performance shall be due on the immediately following business day; and

(g) there is a reference to a consent, approval, description, designation, estimate, notice, request, response, statement, correspondence, agreement, schedule or other communication between the Parties, such reference shall be deemed to require the same to be in writing, unless otherwise expressly set forth.

3. Term; Commencement Date; Tenant Rights.

3.1 Term; Commencement Date. Tenant’s obligation to pay Basic Monthly Rent and other amounts due under this Lease shall commence on the Commencement Date, and shall be for the Term, subject to the express terms and conditions of this Lease. Within ten (10) business days after the Commencement Date, the Parties shall execute an acknowledgement of the Commencement Date, the Expiration Date and the Basic Monthly Rent schedule, which acknowledgement shall be deemed to be a part of this Lease and, to the extent applicable, shall serve to amend this Lease.

3.2 Expansion of Premises.

(a)  As used in this Paragraph 3.2:

“Expansion Date” means, (i) as to Suite 125, the earlier of July 1, 2023 or any sooner date on which Suite 125 becomes available for lease to Tenant, and (ii) as to Suite 150, the earlier of June 1, 2022 or any sooner date on which Suite 150 becomes available for lease to Tenant.

“Expansion Space” means Suite 125 and Suite 150.

“Suite 125” means Suite 125 on the first floor of the Building, consisting of approximately 2,041 usable square feet and approximately 2,388 rentable square feet.

“Suite 150” means Suite 150 on the first floor of the Building, consisting of approximately 8,402 usable square feet and approximately 9,830 rentable square feet.

(b)  As of the relevant Expansion Date, each Expansion Space shall be added to the Lease by an amendment entered into between the Parties for a term that is coterminous with the Term, on the same terms and conditions (including, without limitation, Basic Monthly Rent per rentable square foot on an annual basis) as are applicable to the Premises under the Lease. As of the relevant Expansion Date, each Expansion Space shall be delivered by Landlord to Tenant vacant and “broom clean”, but otherwise shall be delivered by Landlord and accepted by Tenant in its then-“as- is” condition.

(c) In addition to the foregoing, the Parties shall exercise their best efforts to communicate regularly regarding any additional space needs that Tenant may have. If Tenant indicates that Tenant needs to lease space in addition to the Premises and the Expansion Space, Landlord shall use its best efforts to provide or to cause to be provided to Tenant such additional leased space in another building in the Project, the terms and conditions of which, if available, shall be negotiated reasonably by the Parties; provided, however, that (i) if Landlord or one of its affiliates, despite such best efforts, fails to provide some or all of the additional space needed by Tenant, such failure shall in no event be a default by Landlord under this Lease or create any Tenant rights or remedies under or in connection with this Lease as a consequence of such failure, and (ii) although this subparagraph (c) applies and is binding with respect to RiverPark Six, LLC and its affiliates, this subparagraph (c) shall not apply or be binding with respect to any successor or assign of RiverPark Six, LLC, as the landlord under the Lease, that is not an affiliate of RiverPark Six, LLC, including, without limitation, any successor or assign as a result of foreclosure or a deed in lieu of foreclosure.

3.3 Extension.
(a)  Tenant shall have the options to extend the initial period constituting the Term under this Lease for two (2) additional periods of five (5) years each (only), provided that Tenant gives Landlord notice of the exercise of each such option on or before the date that is nine (9) months prior to the expiration of the then-existing period constituting the Term, and that at the time each such notice is given and on the commencement of the extension term concerned:

(i)  this Lease is in full force and effect;

(ii)  no monetary or material non-monetary Tenant Default then exists; and

(iii)  Tenant has not assigned this Lease or subleased all or any portion of the Premises under any then-existing sublease (excluding any Non-Consent Transfer), and such extension is not being made in connection with or for the purpose of facilitating any such assignment or sublease.

Each such extension term shall commence at 12:01 a.m. on the first day following the expiration of the preceding period constituting the Term.

(b)  During each such extension term, all provisions of this Lease shall apply (but as to this Paragraph 3.3, only with respect to any remaining options to extend, if any), except for any provision relating to the improvement of the Premises by Landlord or at Landlord’s expense, and except that (i) the Base Year for each such extension term shall be the calendar year in which such extension term commences, and (ii) the amount of Basic Monthly Rent for each such extension term shall be negotiated and determined by mutual agreement between the Parties, with each Party agreeing to use its best efforts to reach such mutual agreement, and shall be ninety-five percent (95%) of the then- market rent for premises in the Project, based on “comparable lease transactions” within the Project (meaning lease renewal transactions within the Project involving general office space of at least 25,000 rentable square feet, similar in location and quality to the Premises), of which comparable lease transactions Landlord shall provide to Tenant reasonable evidence. The term “then-market rent” as used in the preceding sentence shall mean the annual amount, projected during each such extension term, that a willing, comparable, non-equity tenant (excluding assignment and sublease transactions) would pay, and Landlord or its affiliates would accept, at arm’s length (without compulsion to agree) for lease extensions or renewals (including what Landlord and its affiliates are accepting for current lease extension or renewal transactions for the Project), for comparable lease transactions, taking into taking into account all relevant factors and incentives, including, without limitation, any applicable tenant improvement allowances and other lease concessions then being given by Landlord and its affiliates in connection with lease extensions or renewals. The Basic Monthly Rent for each such extension term shall not exceed the average Basic Monthly Rent for the last three (3) most recent leases for the Project in comparable lease transactions, evidence of which shall be provided by Landlord to Tenant.

(c) If the Parties are able to agree on the amount of Basic Monthly Rent for either such extension term within thirty (30) days after receipt by Landlord of Tenant’s notice of extension, the Parties shall promptly enter into an amendment to this Lease reflecting the new Basic Monthly Rent and the new Expiration Date. If the Parties, after using their best efforts, are unable to agree on the amount of Basic Monthly Rent for either such extension term within such thirty (30)-day period (as evidenced by the execution and delivery of an amendment to this Lease), then such option to extend (and any subsequent option to extend) shall automatically terminate and be of no further force or effect.

3.4 Crown Signage.

(a)  Subject to the conditions set forth below in this Paragraph 3.4, if and so long as Tenant or an assignee pursuant to a Non-Consent Transfer leases at least a Full Floor (defined below) of the Building and a Qualified Occupant (as defined below) occupies at least seventy-five percent (75%) of a Full Floor of the Building (meaning that any rights of Tenant under this Paragraph 3.4 shall not exist (or if previously existing, shall automatically terminate) as of the date on which Tenant or an assignee pursuant to a Non-Consent Transfer does not lease at least a Full Floor of the Building or a Qualified Occupant does not occupy at least seventy-five percent (75%) of a Full Floor of the Building), Tenant may, at Tenant’s sole cost and expense, but under Landlord’s supervision, install, maintain, repair and from time to time replace, one (1) sign on the exterior crown of the Building with the name “Health Catalyst” or such other name to which Landlord consents in advance. (Such sign, together with any lines, wires, conduits or related improvements installed by Tenant in connection therewith, are referred to in this Paragraph 3.4 collectively as the “Crown Signage.”) So long at no other tenant leases at least a Full Floor of the Building, Tenant’s right to Crown Signage on the Building shall be an exclusive right. As used in this Paragraph 3.4, a “Qualified Occupant” means one or more of the following:

(i) Tenant; or

(ii) an assignee or subtenant of Tenant pursuant to a Non-Consent Transfer.

(b)  As used in this Paragraph 3.4, a “Full Floor” of the Building means either:

(i)  if the Premises are located on only one (1) floor of the Building, the entire usable area of such floor (including, unless such floor is the first floor of the Building, the common lobby on such floor); or

(ii) if the Premises do not qualify as a Full Floor under the foregoing subparagraph (i), and are located on more than one (1) floor of the Building, an amount of usable square footage in the Building that is equal to or greater than the average usable square footage for each floor of the Building, which average shall be calculated by dividing the total above-ground usable square footage of the Building by the number of above-ground floors of the Building, where the square footage concerned is either office space, or non-office space leased at full Building rental rates for office space. For example purposes only with respect to subparagraph (ii) above, if the average usable square footage for each floor of the Building is 25,000 usable square feet, to meet the Full Floor condition set forth in subparagraph (a) above using partial floors, Tenant must, on multiple floors of the Building, lease Premises in the aggregate equal to at least 25,000 usable square feet.

(c) As set forth in subparagraph (a) above, as a condition to having the Crown Signage, a Qualified Occupant must physically occupy at least seventy-five percent (75%) of the square footage used to meet the Full Floor condition. In addition, if a Tenant Default occurs, including, without limitation, Tenant’s failure to properly maintain the Crown Signage in accordance with subparagraph (h) below, and, as a result of such Tenant Default, Landlord retakes possession of the Premises (with or without terminating this Lease), Tenant’s rights to the Crown Signage under this Paragraph 3.4 shall automatically terminate and thereafter be of no further force or effect. Moreover, Tenant’s rights to the Crown Signage under this Paragraph 3.4 shall automatically terminate ten (10) business days after:

(i)  the assignment of this Lease by Tenant (excluding any Non-Consent Transfer); or

(ii) the sublease by Tenant as the sublandlord of more than twenty-five percent (25%) of the square footage used to meet the Full Floor condition (whether in one or more subleases) (excluding any Non-Consent Transfer), and shall have no further force or effect. Tenant’s rights to the Crown Signage under this Paragraph 3.4 shall be personal to Tenant and any person to which this Lease is assigned in a Non-Consent Transfer, and no other assignee or subtenant shall have any rights to the Crown Signage.

(d) Signage location is largely designated by the signage ordinances of the applicable municipality, but is allowed only on certain flat exterior wall surfaces of the crown of the Building. For purposes of the Project, the Building crown is defined as “the flat wall surface between the top of the window of the top floor of the Building to the bottom of the cornice of the parapet wall,” and, unless otherwise directed by Landlord, the Crown Signage must be centered vertically between the two equally and left-justified horizontally. Any mechanical/storage penthouse is excluded from the Building crown, and the Crown Signage is not permitted on any curved surfaces of the Building.

(e) The Crown Signage shall be subject to the following design requirements:

(i) letters: reverse pan channel letters on 1” inch stand-offs with 3” returns;

(ii) dual lit: (A) type: rout out back up; (B) material: brushed aluminum; and (C) lighting: white LED (cabinet to be face lit or halo lit);

(iii) back up material: white polycarbonate;

(iv) stand-offs: (A) size: 1”; and (B) color: to match Building; and

(v) reverse pan: (A) materials: brushed aluminum; and (B) lighting: white LED.

Maximum letter height will vary depending on the Building, but cannot extend below the top of the window or above the cornice as specified in subparagraph (d) above. All Crown Signage letters must have clear Lexan backs to keep birds out (or other similar material subject to Landlord’s approval), and an approved vapor barrier/sealer shall be installed on all Building penetrations.

(f) Tenant shall submit to Landlord for approval in advance of any work being done the name, address, proof of insurance, references and evidence of ability to perform of Tenant’s proposed signage and installation companies for the Crown Signage. Landlord reserves the right to reject any signage or installation company that is not approved by Landlord. All necessary permits must be obtained prior to any work commencing. The installer shall work with Landlord’s preferred electrical provider (who shall provide its services to Tenant at competitive market rates) for all electrical connections, time clocks and light sensors, and signage installation shall be coordinated and scheduled through Landlord.

(g) In connection with the Crown Signage, Tenant shall, at Tenant’s sole cost and expense, comply with Laws, the conditions of any warranty or insurance maintained by Landlord on the Building and any applicable requirements of any covenants, conditions and restrictions affecting the Property. The size, location, design and all other aspects and specifications of the Crown Signage must be submitted to, and approved in advance by, Landlord and the applicable municipality prior to the manufacture and installation of the Crown Signage. All designs and specifications for the Crown Signage must be in full compliance with the signage ordinance of the applicable municipality. Tenant shall be solely responsible for any cleanup, damage or other mishaps that may occur during the installation or removal of the Crown Signage by Tenant, and shall fully indemnify Landlord for all injuries to persons or damage to property related thereto. Final, executed releases of lien by all signage and installation companies must be provided by Tenant to Landlord prior to Tenant making final payment to the signage and installation companies.

(h) Tenant shall maintain the Crown Signage at all times in a good, safe and clean condition. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, repair, replacement, use or removal of the Crown Signage. The Crown Signage shall remain the property of Tenant, and Tenant may, at Tenant’s sole cost and expense, remove the Crown Signage at any time during the Term. Tenant shall, at Tenant’s sole cost and expense, remove the Crown Signage prior to Lease end or the sooner termination of Tenant’s rights to the Crown Signage under this Paragraph 3.4, including, without limitation, if Tenant or an assignee pursuant to a Non-Consent Transfer ceases to lease at least a Full Floor of the Building or a Qualified Occupant ceases to occupy at least seventy-five percent (75%) of a Full Floor of the Building. On removal of the Crown Signage, Tenant shall repair and restore all areas of the Building concerned to their condition prior to the installation of the Crown Signage, including, without limitation, any discoloration of the exterior of the Building, and the replacement of any metal panels to which the Crown Signage was attached, but only on the portion of the exterior of the Building actually affected by the Crown Signage.

(i) If a Tenant Default occurs and, as a result of such Tenant Default, Landlord retakes possession of the Premises (with or without terminating this Lease), or if Tenant fails to remove the Crown Signage prior to Lease end or the sooner termination of Tenant’s rights to the Crown Signage under this Paragraph 3.4, Landlord may, at Tenant’s sole cost and expense, remove the Crown Signage and repair and restore all areas of the Building concerned to their condition prior to the installation of the Crown Signage, and Tenant shall promptly reimburse Landlord for all costs and expenses incurred by Landlord in connection with such removal, repair and restoration and any storage of the Crown Signage.

3.5 Telecom Equipment.

(a) Tenant may, at Tenant’s sole cost and expense (but without payment of an additional roof rental fee) and under Landlord’s supervision, install, maintain, repair, replace, use and operate, on a nonexclusive basis (meaning that there may be other telecommunication equipment on the roof of the

Building), telecommunication equipment and related lines, wires, conduits and improvements (collectively, the “Telecom Equipment”), solely for Tenant’s own use, together with a connection to the Premises, with a non-penetrating base on the roof of the Building, in accordance with specifications reasonably approved in advance by Landlord, provided that:

(i) Tenant shall obtain Landlord’s prior approval of the proposed design, screening and location of the Telecom Equipment (taking into consideration any existing telecommunications equipment on the roof of the Building) and the method for fastening the Telecom Equipment to the roof;

(ii) Tenant shall, at Tenant’s sole cost and expense, comply with Laws, the conditions of any bond, warranty or insurance maintained by Landlord on the roof of which Landlord gives Tenant notice prior to installation and any applicable requirements of any covenants, conditions and restrictions affecting the Property of which Landlord gives Tenant notice prior to installation;

(iii) Tenant shall not interfere with any other satellite dish, antenna, communication facility or equipment present on the roof on or after the date of this Lease;

(iv) the Telecom Equipment shall be within the roof screen walls so as not to be visible from the exterior of the Building;

(v) Landlord may, on prior notice, require Tenant to relocate all or part of the Telecom Equipment at any time at Landlord’s sole cost and expense, provided that such relocation does not materially, adversely affect Tenant’s use of the Telecom Equipment; provided, however, that notwithstanding the foregoing, if such relocation is required in order to comply with any Laws, such relocation shall be at Tenant’s sole cost and expense and shall be required regardless of the effect on Tenant’s use of the Telecom Equipment; and

(vi) Landlord makes no representation that the Telecom Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use by others of similar equipment on the roof of the Building), and Tenant agrees that Landlord will not be liable to Tenant for any such interference or disturbance.

(b) Landlord reserves the right to require that the installation and removal of the Telecom Equipment is done by Landlord’s contractors at the sole cost of Tenant, provided that Landlord’s contractors’ fees shall be reasonable and shall be competitively bid if reasonably requested by Tenant. Notwithstanding anything to the contrary contained in this Paragraph 3.5, Landlord retains the right to install other satellite dishes, antennas and equipment on the roof of the Building and to use the roof of the Building for any purpose, provided that Landlord does not unduly interfere with Tenant’s use of the Telecom Equipment.

(c) Tenant shall maintain the Telecom Equipment at all times in a good, safe and clean condition. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, repair, replacement, use, operation or removal of the Telecom Equipment. The Telecom Equipment shall remain the property of Tenant, and Tenant may, at Tenant’s sole cost and expense, remove the Telecom Equipment at any time during the Term. Tenant shall, at Tenant’s sole cost and expense, remove the Telecom Equipment prior to Lease end. On removal of the Telecom Equipment, Tenant shall repair and restore the area(s) of the Building concerned to their condition prior to the installation of the Telecom Equipment. If as a result of a Tenant Default, Landlord retakes possession of the Premises (with or without terminating this Lease), or if Tenant fails to remove the Telecom Equipment prior to Lease end, Landlord may, at Tenant’s sole cost and expense, remove the Telecom Equipment and repair and restore the area(s) of the Building concerned to their condition prior to the installation of the Telecom Equipment, and Tenant shall promptly reimburse Landlord for all costs and expenses incurred by

Landlord in connection with such removal, repair and restoration and any storage of the Telecom Equipment. Tenant shall be solely responsible for any cleanup, damage or other mishaps that may occur during the installation or removal of the Telecom Equipment and agrees to indemnify fully Landlord for any injuries to persons or damage to property related thereto.

3.6 Supplemental Cooling Equipment.

(a) Tenant may, at Tenant’s sole cost and expense (but without payment of an additional roof rental fee) and under Landlord’s supervision, install, maintain, repair, replace, use and operate, on a nonexclusive basis (meaning that there may be other equipment and facilities on the roof of the Building), supplemental cooling equipment for Tenant’s personal use, together with a connection to the Premises (such cooling equipment, together with any lines, wires, conduits or related improvements installed by Tenant in connection therewith, are referred to collectively as the “Cooling Equipment”), with a non-penetrating base on the roof of the Building, in accordance with specifications reasonably approved in advance by Landlord, provided that:

(i) Tenant shall obtain Landlord’s prior approval of the proposed design, screening and location of the Cooling Equipment (taking into consideration any existing equipment and facilities on the roof of the Building) and the method for fastening the Cooling Equipment to the roof;

(ii) Tenant shall, at Tenant’s sole cost and expense, comply with Laws, the conditions of any bond, warranty or insurance maintained by Landlord on the roof of which Landlord gives Tenant notice prior to installation and any applicable requirements of any covenants, conditions and restrictions affecting the Property of which Landlord gives Tenant notice prior to installation;

(iii) Tenant shall not interfere with any other equipment or facilities present on the roof on or after the date of this Lease;

(iv) the Cooling Equipment shall be within the roof screen walls so as not to be visible from the exterior of the Building;

(v) Landlord may, on prior notice, require Tenant to relocate all or part of the Cooling Equipment at any time at Landlord’s sole cost and expense, provided that such relocation does not materially, adversely affect Tenant’s use of the Cooling Equipment; and

(iv) the electricity for the Cooling Equipment shall be included in Operating Expenses.

(b) Landlord reserves the right to require that the installation and removal of the Cooling Equipment is done by Landlord’s contractors at the sole cost of Tenant, provided that Landlord’s contractors’ fees shall be reasonable. Notwithstanding anything to the contrary contained in this Paragraph 3.6, Landlord retains the right to install other equipment and facilities on the roof of the Building and to use the roof of the Building for any purpose, provided that Landlord does not unduly interfere with Tenant’s use of the Cooling Equipment.

(c) Tenant shall maintain the Cooling Equipment at all times in a good, safe and clean condition. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, repair, replacement, use, operation or removal of the Cooling Equipment. The Cooling Equipment shall remain the property of Tenant, and Tenant may, at Tenant’s sole cost and expense, remove the Cooling Equipment at any time during the Term. Tenant shall, at Tenant’s sole cost and expense, remove the Cooling Equipment prior to Lease end. On removal of the Cooling Equipment, Tenant shall repair and restore the area(s) of the Building concerned to their condition prior to the installation of the Cooling

Equipment. If as a result of a Tenant Default, Landlord retakes possession of the Premises (with or without terminating this Lease), or if Tenant fails to remove the Cooling Equipment prior to Lease end, Landlord may, at Tenant’s sole cost and expense, remove the Cooling Equipment and repair and restore the area(s) of the Building concerned to their condition prior to the installation of the Cooling Equipment, and Tenant shall promptly reimburse Landlord for all costs and expenses incurred by Landlord in connection with such removal, repair and restoration and any storage of the Cooling Equipment. Tenant shall be solely responsible for any cleanup, damage or other mishaps that may occur during the installation or removal of the Cooling Equipment and agrees to indemnify fully Landlord for any injuries to persons or damage to property related thereto.

4. Basic Monthly Rent.

(a) Tenant covenants to pay to Landlord, without (except as expressly provided in this Lease) abatement, deduction, offset, prior notice or demand, Basic Monthly Rent in lawful money of the United States at the address for Landlord set forth in Paragraph 22.3, or at such other such place as Landlord may designate to Tenant not less than thirty (30) days prior to the next payment due date, in advance on or before the first day of each calendar month during the Term, commencing on the Commencement Date unless otherwise set forth in the definition of “Basic Monthly Rent”. Tenant may make payments to Landlord under this Lease by electronic transfer, wire transfer or similar means, but each payment of Basic Monthly Rent shall be made pursuant to an automatic payment procedure set up by Tenant that ensures that each such payment will be received by Landlord on or before the first day of each calendar month.

(b) If the first day on which Basic Monthly Rent is due under this Lease is not the first day of a calendar month, on or before such due date Basic Monthly Rent shall be paid for the initial fractional calendar month prorated on a per diem basis. If the Term expires or this Lease terminates on a day other than the last day of a calendar month, Basic Monthly Rent for such fractional month shall be prorated on a per diem basis.

(c) In addition to the foregoing, concurrently with its execution and delivery of this Lease, Tenant shall pay to Landlord in advance Basic Monthly Rent for the first full calendar month following the Commencement Date in which full Basic Monthly Rent is payable (that is, $24.37 per rentable square foot on an annual basis), which shall be applied by Landlord to pay Basic Monthly Rent for such month on the date due.

5. Operating Expenses.

5.1 Payment of Operating Expenses.

(a) In addition to Basic Monthly Rent, Tenant covenants to pay to Landlord, without (except as expressly provided in this Lease) abatement, deduction, offset, prior notice or demand, Tenant’s Share of Operating Expenses (to the extent that Operating Expenses in the Operating Year concerned are greater than Base Year Operating Expenses) in lawful money of the United States at the address for Landlord set forth in Paragraph 22.3, or at such other such place as Landlord may designate to Tenant not less than thirty (30) days prior to the next payment due date, in advance (as Tenant’s Estimated Share of Operating Expenses) on or before the first day of each calendar month during the Term, commencing on the OpEx Commencement Date, in accordance with the provisions of this Paragraph 5; provided, however, that Tenant’s Share of Operating Expenses for the Base Year and any prior year shall be zero.

(b) On or prior to the OpEx Commencement Date, and prior to each Operating Year after the Operating Year commencing on the OpEx Commencement Date, or as soon thereafter as is reasonably practicable (but not later than May 1st of the Operating Year concerned), Landlord shall furnish Tenant with a statement (the “Estimated OpEx Statement”) showing in reasonable detail, reasonably sufficient for Tenant verification, the component breakdown of the Estimated Operating Expenses for the Operating Year concerned and the computation of Tenant’s Estimated Share of Operating Expenses for such Operating Year. Each such estimate of Operating Expenses shall be based on the actual Operating Expenses for the immediately prior year and Landlord’s reasonable estimate of Operating Expenses for the coming year.

(c) Subject to the proviso in the last sentence of this subparagraph (c), on or prior to the OpEx Commencement Date, and on the first day of each month following the OpEx Commencement Date, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant’s Estimated Share of Operating Expenses as specified in the Estimated OpEx Statement for such Operating Year. If Landlord fails to give Tenant an Estimated OpEx Statement prior to any applicable Operating Year, Tenant shall continue to pay on the basis of the Estimated OpEx Statement for the prior Operating Year until the Estimated OpEx Statement for the current Operating Year is received. If at any time it appears to Landlord that Operating Expenses for a particular Operating Year will vary from Landlord’s original estimate, Landlord may (but if the variation is a material reduction in such Operating Expenses from Landlord’s original estimate, Landlord shall) deliver to Tenant (but not more than once in any Operating Year) a revised Estimated OpEx Statement for such Operating Year, and subsequent payments by Tenant for such Operating Year shall be based on such revised Estimated OpEx Statement; provided, however, that in all events, Tenant shall be given at least thirty (30) days after the delivery of any original or revised Estimated OpEx Statement to make any payment required to be made pursuant to the statement concerned.

(d) As soon as reasonably practicable after the expiration of any applicable Operating Year (but not later than May 1st following the Operating Year concerned), Landlord shall furnish Tenant with a statement (the “Actual OpEx Statement”) showing in reasonable detail, reasonably sufficient for Tenant verification, the component breakdown of Operating Expenses for the Operating Year concerned, the computation of Tenant’s Share of Operating Expenses for such Operating Year and the amount by which Tenant’s Share of Operating Expenses exceeds or is less than the amounts paid by Tenant during such Operating Year, which shall be deemed to be certified by Landlord to be true and accurate when furnished. If the Actual OpEx Statement indicates that the amount actually paid by Tenant for the relevant Operating Year is less than Tenant’s Share of Operating Expenses for such Operating Year, Tenant shall pay to Landlord such deficit within thirty (30) days after delivery of the Actual OpEx Statement. Such payments by Tenant shall be made even though the Actual OpEx Statement is furnished to Tenant after Lease end, provided that Tenant receives the Actual OpEx Statement within ninety (90) days after Lease end. If the Actual OpEx Statement indicates that the amount actually paid by Tenant for the relevant Operating Year exceeds Tenant’s Share of Operating Expenses for such Operating Year, such excess shall be credited against Rent thereafter coming due under this Lease or, if no Rent is thereafter coming due under this Lease, such excess shall be paid by Landlord to Tenant within thirty (30) days after the Actual OpEx Statement is furnished to Tenant. The Parties’ obligations set forth in this subparagraph (d) shall survive Lease end.

(e) No failure by Landlord to require the payment of Tenant’s Share of Operating Expenses for any period shall constitute a waiver of Landlord’s right to collect Tenant’s Share of Operating Expenses for such period or for any subsequent period; provided, however, that, except for Operating Expenses that are being amortized over a term of years in accordance with the terms of this Lease, Landlord shall not be entitled to collect from Tenant any Operating Expenses that are billed to Tenant for the first time more than eighteen (18) months after the Operating Year in which such Operating Expenses arise. If Base Year Operating Expenses exceed Operating Expenses that were actually incurred or payable for any full or (on a pro rata basis) partial Operating Year after the Base Year, Tenant shall not be entitled to any refund, credit or adjustment of Basic Monthly Rent. Tenant shall, however, be entitled to receive a refund of, or credit for, any Estimated Operating Expenses paid by Tenant during such full or partial Operating Year in accordance with the foregoing subparagraph (d).

(f) Landlord shall use its best efforts to control Operating Expenses to the extent reasonably practicable, and shall pay all Operating Expenses in a timely manner prior to delinquency, subject to payment of Rent by Tenant in a timely manner. For any particular Operating Year, Landlord may not collect Operating Expenses from tenants in the Building in an amount (as grossed up to account for any base year or expense stop provided to such tenants) that is in excess of one hundred percent (100%) of Operating Expenses actually paid or incurred by Landlord for such Operating Year.

(g) If the Term expires or this Lease terminates on a day other than the last day of a calendar month, Tenant’s Share of Operating Expenses for such fractional month shall be prorated on a per diem basis.

(h) Notwithstanding the other provisions of this Paragraph 5, Tenant shall have sole responsibility for, and shall pay when due, all taxes, assessments, charges and fees levied by any governmental or quasi- governmental authority on Tenant’s business operations in the Premises or Tenant’s Property.

5.2 Resolution of Disagreement.

(a) Every statement given by Landlord to Tenant under Paragraph 5.1 at the address for notices to Tenant set forth in Paragraph 22.3 shall be conclusive and binding on Tenant unless within sixty (60) days after the receipt of such statement, Tenant:

(i) notifies Landlord that Tenant disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect;

(ii) requests reasonable clarification of Landlord’s information and computations, including reasonable detail as to any questioned expense item; or

(iii) initiates an audit of such statement.

Pending the determination of such dispute by agreement between the Parties, Tenant shall, within thirty (30) days after receipt of such statement, pay the amounts set forth in such statement in accordance with such statement, and such payment shall be without prejudice to Tenant’s position. Tenant shall have the right to audit Base Year Operating Expenses in connection with its first audit of Operating Expenses conducted under this subparagraph (a), but may not audit Base Year Operating Expenses following the first audit of Operating Expenses for any Operating Year after the Base Year, except with respect to material errors and subsequent adjustment to Base Year Operating Expenses under the terms of Paragraph 5.

(b) If such dispute exists and it is subsequently determined that Tenant has paid amounts in excess of those then due and payable under this Lease, Landlord shall credit such excess against Rent thereafter coming due under this Lease, or if this Lease has ended, shall pay such excess to Tenant within thirty (30) days after such determination. If such dispute is not resolved between the Parties within sixty (60) days, then at the request of either Party, such dispute shall be resolved by an independent certified public accountant, whose decision shall be binding. The Parties, acting reasonably, shall mutually select, and equally share the cost of, such accountant.

5.3 Tenant Audit Right.

(a) Landlord shall maintain its books and records relating to Operating Expenses for a period of at least three (3) years following the year in which such Operating Expenses were incurred, in a manner that is consistent with GAAP. Such books and records shall be available after at least ten (10) business days’ request by Tenant at Landlord’s office during normal business hours for audit, examination and copying by Tenant and Tenant’s employees, agents or external auditors during such period, at Tenant’s sole cost and expense; provided, that the right to initiate such audit shall expire within ninety (90) days after receipt of an Actual OpEx Statement with respect to the Operating Expenses covered thereby, and that:

(i) neither Tenant nor Tenant’s employees, agents or external auditors may divulge the contents of such books and records or the results of such examination to any third party, except to Tenant’s attorneys, accountants or consultants or as may reasonably be necessary in Tenant’s business operations (so long as the person to whom such contents or results are divulged also agrees to maintain their confidentiality) or as may otherwise be required by Laws or a court of competent jurisdiction;

(ii) Tenant has not previously examined or audited such books and records with respect to the same Operating Year; and

(iii) Tenant provides to Landlord, at no cost, a copy of the report of such examination within ten (10) business days after receipt by Tenant.

(b) Notwithstanding the foregoing to the contrary, if such verification reveals that Tenant’s Share of Operating Expenses set forth in any Actual OpEx Statement exceeded by more than five percent (5%) the amount that actually was due, Landlord shall, in addition to the amounts owed to Tenant under Paragraphs 5.1(d) and 5.2(b), reimburse Tenant for any costs reimbursed to Landlord under the foregoing subparagraph (a), plus the lesser of the actual cost of such examination or the reasonable charges of such examination based on a reasonable hourly charge (even if such accountant is actually paid on some other basis), together with other reasonable expenses incurred by such accountant. Tenant may not hire an accountant or other person to perform such examination on a contingency, percentage, bonus or similar basis, unless such accountant or other person is nationally recognized, reputable and reasonable in its approach. Any overcharge or underpayment revealed thereby shall be reconciled between the Parties, acting reasonably and in good faith, within thirty (30) days after the completion of such verification and examination, and then promptly paid or credited.

6. [Intentionally Omitted].

7. Use and Operation.

7.1 Prohibitions. The Premises shall not be used or occupied for any purpose other than for the Permitted Use, and neither Tenant nor Tenant’s Occupants shall do anything that will:

(a) increase the existing rate or violate the provisions of any insurance carried with respect to the Property (and Landlord represents that the Permitted Use, per se, does not do so);

(b) create a public or private nuisance, constitute a disreputable business or purpose, commit waste or unreasonably interfere with or disturb any other tenant or occupant of the Building or Landlord in the operation of the Building;

(c) overload the floors or otherwise damage the structure of the Building;

(d) increase the cost of any utility service beyond the level permitted by Paragraph 8 unless Tenant pays such increased cost in accordance therewith;

(e) in its use of, operations in, and improvements to, the Premises, violate Laws; or

(f) increase the number of occupants in the Premises beyond the number of parking stalls allocated to Tenant in Tenant’s Parking Stall Allocation. On Landlord’s request, made not more often than twice in any calendar year, Tenant shall provide to Landlord statistics and reports regarding shift times, employee counts and parking usage, and shall otherwise demonstrate to Landlord that Tenant is complying with the foregoing portion of this subparagraph (f) and Paragraph 19.1(a).

7.2 Covenants. Tenant shall, at Tenant’s sole cost and expense:

(a) use the Premises in a careful and proper manner that is consistent with normal business practices for general office use;

(b) in its use of, operations in, and improvements to, the Premises, comply with Laws; provided, that:

(i) subject to reimbursement as part of Operating Expenses to the extent permitted by Paragraph 5, Landlord shall be solely responsible for compliance with the ADA and other Laws in connection with the Common Areas (except to the extent of any additional costs incurred by Landlord solely as a result of Tenant’s particular use (as distinguished from the Permitted Use) of the Premises, which additional costs shall be payable solely by Tenant within thirty (30) days after receipt of an invoice therefor) and any improvements made by Landlord to the Premises;

(ii) Tenant shall, at its sole cost and expense, be solely responsible for compliance with the ADA and other Laws in connection with Alterations made or caused to be made by Tenant, and Tenant’s use or improvement of the Premises, except:

(A) to the extent that noncompliance with the ADA and other Laws in the Premises (1) is the responsibility of Landlord under subparagraph (b)(i) above, (2) is caused by Landlord, or (3) is caused by or relates to matters outside the Premises; and

(B) that such compliance obligation shall exclude the requirement of Tenant to make structural improvements or repairs, unless and to the extent that (1) such requirements are triggered by Tenant’s making Alterations involving or affecting the structural elements of the Building, and (2) such structural improvements or repairs a) are not the responsibility of Landlord under subparagraph (b)(i) above, b) are not caused by Landlord, and c) are not caused by and do not relate to matters outside the Premises; and

(iii) Tenant shall have no obligation to Landlord with respect to:

(A)  any Hazardous Materials on the Property not stored, used or disposed of by Tenant or Tenant’s Occupants; or

(B) any failure of the Improvements to comply as of the Commencement Date with any then-existing Laws, except to the extent of improvements made by Tenant, but subject to subparagraph (b)(ii) above;

(c) keep the Premises free of reasonably objectionable noises and odors that emanate from the Premises and materially interfere with or disturb other tenants of the Building or Landlord in the operation of the Building; and

(d) not store, use or dispose of any Hazardous Materials on the Property, except for customary de minimis quantities of typical consumer, cleaning and office supplies, all of which shall be stored, used and disposed of in accordance with Laws.

7.3 Qualifications. Nothing contained in this Paragraph 7 shall be deemed to impose any obligation on Tenant to make any structural changes, repairs or improvements unless necessitated solely by reason of a particular use (as distinguished from the Permitted Use) by Tenant of the Premises or resulting from an Alteration made by or at the request or direction of Tenant (in which case, any such changes, repairs or improvements shall be performed by Landlord at Tenant’s sole cost and expense, for which Tenant shall reimburse Landlord within thirty (30) days after receipt by Tenant of an invoice therefor), or shall be deemed to impose any obligation on Tenant with respect to actions or omissions of persons other than Tenant and Tenant’s Occupants. Tenant’s Occupants will be required to smoke outside the Building in compliance with the Utah Indoor Clean Air Act.

7.4 No Continuous Operation. Except as expressly provided this Lease, systematic and continuous occupancy or operation, such as regularly scheduled shifts, in all or any portion of the Premises before or after Building Hours is not permitted. This includes, but is not limited to, any systematic and continuous twenty-four (24) hour, seven (7) day a week operation or use of the Premises. However, the foregoing portion of this Paragraph 7.4 shall not:

(a) prohibit or limit the continuous operation of data servers or other similar equipment in the Premises; or

(b) (i) prevent late or early hour or all-night work that would be typical in the offices of a company similar to Health Catalyst, Inc., including, without limitation, a limited number of employees working all day and all night for a limited number of days when necessary to complete a particular project, and Tenant may have a limited number of technical and customer service employees regularly working after Building Hours in the Premises, or (ii) limit Tenant’s rights with respect to the operation of a call center, as those rights are described in “Tenant’s Permitted Use” in Paragraph 1. To the extent set forth in the preceding sentence, Landlord acknowledges that Tenant’s employees may, from time to time, work in the Premises before and after Building Hours; however, in all events Tenant shall pay to Landlord the cost of any increased security, maintenance, repair (including repair as a result of any after-hours damage), janitorial and similar items resulting from such work within thirty (30) days after receipt by Tenant of an invoice therefor, subject in all respects to Paragraph 2.3(b).

8. Utilities and Services.
8.1 Services Provided.

(a) Landlord shall, as part of Operating Expenses, cause to be furnished to the Premises and, where applicable, to the Common Areas:

(i) electricity for normal lighting and office computers, servers, copiers and other typical office equipment used by Tenant for the Permitted Use;

(ii) HVAC in sufficient quantities for the reasonably comfortable use and occupancy of the Premises and, where applicable, for the reasonably comfortable use of the Common Areas, which, if requested by Tenant for the Premises, will provide temperatures at 72° ± 3°;

(iii) janitorial services (five (5) days per week except holidays) and window washing, substantially as set forth on the attached Exhibit D, with the janitorial service provider being bonded, insured and licensed, and its employees having passed appropriate criminal background checks;

(iv) cleaning and stocking services for restrooms;

(v) replacement bulbs and ballasts for Building standard ceiling lighting;

(vi) hot and cold water in the restrooms and, if any, in Tenant’s kitchen/break room area, and water for drinking in the water fountains;

(vii) functioning toilets;

(viii) snow removal, landscaping, grounds keeping and elevator service; and

(ix) security to the Building consistent with the security provided to other buildings in the Project,

all in a manner consistent with Comparable Buildings. Tenant shall, at Tenant’s sole cost and expense, contract for its own telecommunication service to the Premises, and Tenant shall, subject to Landlord’s approval, have the right to contract with a service provider not currently providing such service in the Building.

(b) Subject to the provisions of this Lease, Tenant shall have reasonable access over the Common Areas to the Premises at all times during the Term, twenty-four (24) hours a day, seven (7) days a week, including (if the Premises are located above the first floor) passenger elevators without operators serving the floor on which the Premises are located in common with other tenants of the Building.

(c) Tenant may not install its own backup generator. Tenant may connect to the Building backup generator to the extent of available capacity as elected by Tenant, provided that Tenant pays the Building standard one-time connection fee of $600 per kilowatt hour for each kilowatt hour made available to Tenant.

8.2 Excess Services.

(a) If Landlord provides:

(i) electric current to the Premises for Tenant load (that is, excluding HVAC and lighting) in excess of five (5) watts per usable square foot to enable Tenant to operate any office computers, servers, copiers or other equipment requiring extra electric current; or

(ii) electric current for non-Tenant load (HVAC and lighting) or any other utility or service (including, without limitation, any service listed in Paragraph 8.1(a)) that is in excess of that typically required for routine office purposes, including, without limitation, additional cooling necessitated by Tenant’s equipment and additional services, such as increased security, maintenance, repair (including repair as a result of any after-hours damage), janitorial and similar items, reasonably related to such excess usage or after-hours usage of the Property as contemplated by Paragraph 7.4, all as determined by reference to general Building tenant usage and Comparable Buildings,

Landlord shall reasonably determine or calculate the actual, reasonable cost of such additional electric current, utility or service usage, and Tenant shall pay such cost, together with a reasonable charge for administrative costs related to such determination, calculation and billing, on a monthly basis to Landlord within thirty (30) days after receipt by Tenant of an invoice therefor; provided, however, that prior to commencing regular, periodic billing for such additional electric current, utility or service, Landlord shall give Tenant notice and an opportunity to cease using such additional electric current, utility or service.

(b) If Landlord reasonably believes that Tenant is using excess electricity or water, Landlord may cause an electric or water meter to be installed in the Premises in order to measure the amount of electricity or water consumed for any excess use described in the foregoing subparagraph (a), and if such meter actually evidences excess use, the reasonable cost of such meter and of any related wiring or plumbing and their installation, together with the cost of such excess electricity or water, shall be paid by Tenant within thirty (30) days after receipt by Tenant of an invoice therefor. (The Building will have one meter for electricity and one meter for water, with respect to each of which Landlord will receive a single bill; therefore, any meter installed in order to measure the amount of electricity or water consumed for any such excess use by Tenant will, in fact, be a sub-meter, and the actual cost of any excess electricity or water sub-metered to the Premises will be determined by Landlord by extrapolating from the Building cost concerned.) Any such excess utility expense that is separately billed to and paid for by Tenant pursuant to this Paragraph 8.2 shall not be part of Operating Expenses.

8.3 Certain After-Hours Services. Subject to the provisions of this Lease, and as part of Operating Expenses, Landlord shall furnish lighting and HVAC to the Premises during Building Hours. Tenant may require (and Landlord shall provide) such services after Building Hours on demand, and may be separately billed, and if billed shall pay within thirty (30) days after receipt by Tenant of an invoice therefor Landlord’s standard charges (set forth below), for any lighting and HVAC used in the Premises during any period other than during Building Hours, provided that such after-hours services are requested or activated by Tenant or Tenant’s Occupants. If Tenant fails to pay in full the amounts set forth on any such invoice within sixty (60) days after the date of such invoice, Landlord may, at its option, discontinue the availability of lighting and HVAC to the Premises after Building Hours until such amounts are paid in full. Currently, Landlord’s standard charges (which approximate actual costs) for such after-hours services are approximately $11.00 per floor per hour for lighting and approximately $22.00 per floor per hour for HVAC. Landlord may, from time to time, increase the charge for providing such after-hours services to reflect any increase in Landlord’s approximate actual costs, which increased charge shall be consistently applied to all Building tenants and shall be consistent with Comparable Buildings. Landlord shall use its best efforts to charge Tenant and other Building tenants for after-hours services in a consistent, non- discriminatory manner. Any such charges for after-hours services that are separately billed to and paid for by Tenant pursuant to this Paragraph 8.3 shall not be part of Operating Expenses.

8.4 Service Interruption. Tenant shall immediately notify Landlord of the interruption (a “Service Interruption”) of any service furnished by Landlord under this Lease, and following the receipt of such notice (which notice may be via email to Landlord’s property manager), Landlord shall use its best efforts to restore such service to the Premises as soon as reasonably practicable. Subject to force majeure, and except in cases covered by Paragraphs 13 or 14, with respect to any Service Interruption that renders all or any portion of the Premises untenantable and is not caused by Tenant or Tenant’s Occupants:

(a) commencing on the sixth (6th) consecutive business day of such Service Interruption, Tenant shall be entitled to an equitable diminution of Rent to the extent that the Premises are untenantable as a result of such Service Interruption; and

(b) if the entire Premises will be or are untenantable (or at least fifty percent (50%) of the Premises is untenantable such that use by Tenant of the remaining usable portion of the Premises for Tenant’s business operations is not reasonably practicable) for a period of more than ninety (90) consecutive days as a result of such Service Interruption, Tenant shall be entitled to terminate this Lease on notice given to Landlord within ten (10) business days after the later of:

(i) the date on which Landlord provides to Tenant an estimate of the time required to cure such Service Interruption (which notice shall be given by Landlord to Tenant as soon as reasonably practicable, but Landlord shall use its best efforts to provide such notice to Tenant no later than ten (10) days after the occurrence of such Service Interruption); or

(ii) the expiration of such ninety (90)-day period, and on such notice, Tenant shall vacate and surrender the Premises to Landlord in accordance with the applicable provisions of this Lease.

9. Maintenance and Repairs; Alterations; Access to Premises; Reserved Rights in Common Areas.

9.1 Maintenance and Repairs.

(a) Landlord shall, as part of Operating Expenses, maintain the Property (excepting the interior, non-structural portions of the Premises and other leased premises in the Building) in good order, condition and repair, in a clean and sanitary condition and in compliance with Laws, in a manner consistent with those procedures and practices generally employed by owners or managers of Comparable Buildings; provided, however, that, subject to reimbursement of Landlord to the extent provided by Paragraph 5, and, subject to Paragraph 12.3, excluding damage caused by Tenant or Tenant’s Occupants, Landlord shall be solely responsible for maintenance, repair and replacement of the exterior doors and windows and structural components of the Building, the electrical, gas, plumbing, mechanical, fire, life safety, HVAC and other base systems and facilities of the Building (excepting any installed by Tenant) and the restrooms, elevators, lobbies and other Common Areas, in such manner. Any costs, expenses and fees incurred or payable by Landlord in connection with the maintenance, repair or replacement of any supplemental or other HVAC equipment (beyond the standard Building HVAC) for any data room of Tenant shall not be part of Operating Expenses and shall be directly reimbursed by Tenant to Landlord within thirty (30) days after receipt by Tenant of an invoice therefor. In addition, Tenant shall pay to Landlord the cost of any increased maintenance and repair (including repair as a result of any after-hours damage) resulting from Tenant’s employees’ work in the Premises before and after Building Hours, as set forth in Paragraph 7.4, all as determined by reference to general office usage and Comparable Buildings; provided, however, that prior to commencing regular, periodic billing for such increased maintenance and repair, Landlord shall give Tenant notice and an opportunity to cease the employees’ work in the Premises before and after Building Hours giving rise thereto.

(b) Except as expressly set forth in the foregoing subparagraph (a) or elsewhere in this Lease, and excluding damage caused by Landlord or Landlord’s employees, agents or contractors, Tenant shall, at Tenant’s sole cost and expense, maintain the interior, nonstructural elements of the Premises (including, without limitation, all floor and wall coverings, doors and locks) and Tenant’s Property in good order, condition and repair and in a clean and sanitary condition, subject to normal and reasonable wear and tear and the other provisions of this Lease regarding casualty, condemnation, insurance and indemnification.

(c) All work to be performed by either Party under this Paragraph 9.1 shall be completed promptly (and such work shall be performed by Landlord in a manner that is reasonably calculated to minimize disruption to Tenant’s business to the extent reasonably practicable), but in any event each Party shall use its best efforts to complete such work within twenty-four (24) hours in any emergency and within ten (10) business days for all other repairs. If any work cannot reasonably be completed within twenty-four (24) hours or ten (10) business days, as the case may be, such work shall be commenced within the applicable period and thereafter prosecuted continuously and diligently until completed.

9.2 Alterations.

(a) Tenant shall not make or cause or permit to be made any Alteration, unless such Alteration:

(i) equals or exceeds the then-current standard for the Building, and utilizes only new and first-grade materials;

(ii) is in conformity with Laws, and is made after obtaining any required permits and licenses;

(iii) is made with the prior consent of Landlord, which consent, in the case of nonstructural, cosmetic Alterations such as carpeting or painting that have absolutely no impact or effect on the structure or the roof, exterior, mechanical, water, electrical, gas, plumbing, fire, life safety, HVAC, telephone, sewer or other systems or facilities of the Building, shall be given or denied within ten (10) business days after receipt by Landlord of Tenant’s request therefor, accompanied by a reasonably detailed description of the change, addition or improvement to be made;

(iv) is made pursuant to plans and specifications approved in advance by Landlord or, if such Alteration does not require a building permit, is made pursuant to a description of such proposed work; provided, that Landlord may not charge Tenant a fee for the review of such plans and specifications or description;

(v) is carried out by persons approved by Landlord (which approval shall be given or denied within five (5) business days after written request from Tenant), who, if required by Landlord, deliver to Landlord before commencement of their work a certificate of insurance evidencing that they maintain commercial general liability insurance with limits of $1,000,000 per occurrence and $1,000,000 aggregate and workers’ compensation and employer’s liability insurance coverage consistent with Tenant’s insurance coverage as described in Paragraph 12.1(c); and

(vi) is done only at such time and in such manner as Landlord may reasonably specify.

Notwithstanding the foregoing to the contrary, Paragraphs 9.2(a)(iii), (iv) and (v) (only) shall not apply if (1) the cost of such Alteration does not exceed, in the aggregate, $25,000 in any twelve (12)-month period, (2) such Alteration is purely cosmetic and nonstructural in nature and does not affect or involve the roof, exterior or electrical, gas, plumbing, fire, life safety, HVAC or other systems or facilities of the Building (that is, painting, wall covering and carpet only), and (3) Tenant gives Landlord at least five (5)-business days’ notice prior to making such Alteration; provided, however, that such Alteration shall be subject to removal in accordance with Paragraph 17.1(c).

(b) Landlord shall use its best efforts to respond to any request for consent or approval as soon as reasonably practicable. On receipt of such request and all relevant information from Tenant, Landlord shall have five (5) business days either to grant or reject such request. If Landlord fails to respond within such five (5)-business day period, then Tenant may send a second request for a response, and if such second request contains, in BOLD FACE type, the statement “PURSUANT TO PARAGRAPH 9.2(a) OF THE LEASE, LANDLORD’S FAILURE TO RESPOND HERETO WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT SHALL BE DEEMED TO HAVE GRANTED THE REQUEST,” then Landlord’s failure to respond to such second request within five (5) business days after receipt thereof shall be deemed to have granted such request as to, but only as to, the specific matter for which consent or approval was requested in the original request received by Landlord from Tenant.

(c) Subject to Paragraph 17.1, any such Alteration (excluding only Tenant’s Property) shall immediately become and remain the property of Landlord unless agreed by the Parties in writing prior to the installation of such Alteration that such Alteration will be owned by Tenant and removed by Tenant at Lease end. Tenant shall pay when due the entire cost of any such Alteration. Within thirty (30) days following the imposition of any lien resulting from any such Alteration, Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond.

(d) Landlord shall not charge any construction management, oversight, supervisory or plan review fee in connection with Tenant’s construction of any Alterations.

(e) In connection with Alterations or Tenant’s operations in the Premises for the Permitted Use, Tenant shall, following coordination with Landlord, be provided by Landlord with reasonable access to all pipes, ducts, conduits, wires and telephone and electrical closets available for the common use of tenants in the Building.

(f) Tenant may, at its sole cost and expense, in accordance with this Paragraph 9.2 and as a part of Tenant’s Parking Stall Allocation, construct covered parking for Tenant’s employees in the existing parking area serving the Building consistent with a first-class office building; provided, however, that the number and location of such covered parking spaces, and the design, materials, color, other aesthetics and all other aspects of such covered parking, shall be subject to Landlord’s prior written approval.

9.3 Access to Premises.

(a) Subject to Tenant’s reasonable security procedures, Landlord and Landlord’s employees, agents and contractors may enter the Premises at reasonable times (including during Building Hours) on at least twenty- four (24) hours’ prior written or verbal notice to Tenant (except in the event of an emergency) for the purpose of:

(i) cleaning, inspecting, altering, improving and repairing the Premises or other parts of the Building;

(ii) at reasonable intervals, ascertaining compliance with the provisions of this Lease by Tenant; and

(iii) showing the Premises to prospective purchasers, tenants or mortgagees (but with respect to prospective tenants for the Premises, only during the last six (6) months of the Term, as the same may be extended, and at any time a Tenant Default exists under this Lease).

Landlord shall have free access to the Premises in an emergency, but Landlord shall use its best efforts to notify Tenant of such emergency as soon as possible. Landlord shall at all times have a key with which to unlock all of the doors in the Premises (excluding Tenant’s vaults, safes and similar areas designated by Tenant in advance); provided, however, that Tenant may designate a limited number of specified rooms, offices or closets within the Premises as off-limits to janitorial service providers, and such providers shall not be permitted to enter therein.

(b) In any entry into the Premises and in any work done by Landlord in the Building, Landlord and Landlord’s employees, agents and contractors shall:

(i) use their best efforts to avoid and minimize any damage or injury to, interference with, and disturbance of, Tenant and the operation of Tenant’s business in the Premises;

(ii) comply with all reasonable security regulations and procedures as may then be in effect with respect to Tenant’s operations in the Premises; and

(iii) use their best efforts to maintain the confidentiality of any materials within the Premises.

Tenant may secure the Premises at all times and may require that any individual entering the Premises be accompanied by an employee of Tenant at all times (except in the case of an emergency).

9.4 Reserved Rights in Common Areas. Subject to the rights given to Tenant in Paragraph 19.2, Landlord reserves the right, at any time or from time to time, to:

(a) establish and enforce reasonable, non-discriminatory rules and regulations for the use of the Common Areas (including, without limitation, the delivery of goods and the disposal of trash), in accordance with and subject to Paragraph 21;

(b) use or permit the use of the Common Areas by persons to whom Landlord may grant or may have granted such rights in such manner as Landlord may from time to time reasonably designate;

(c) temporarily close all or any portion of the Common Areas to make repairs or changes to, to prevent a dedication of, to prevent the accrual of any rights of any person or the public in, or to discourage non-Tenant Occupant use of or parking on, the Common Areas;

(d) construct additional buildings in, or expand existing buildings into, the Common Areas and change the layout of the Common Areas, including, without limitation, enlarging or reducing the shape and size of the Common Areas, whether by the addition of buildings or other improvements or in any other manner;

(e) enter into operating agreements relating to the Common Areas with persons selected by
Landlord; and

(f) do such other acts in and to the Common Areas as in Landlord’s reasonable judgment may be desirable;

provided, however, that Landlord, in exercising its reserved rights under the foregoing portion of this sentence, shall exercise reasonable efforts to minimize any adverse impact on the Premises and the operation of Tenant’s business in the Premises, and except during non-Building Hours, shall not materially impair the access to and from the Premises, or reduce the amount of Tenant’s Parking Stall Allocation. If the Common Areas are diminished in accordance with and subject to the foregoing proviso, Landlord shall not be subject to any liability, Tenant shall not be entitled to any compensation or diminution of Rent and such diminishment shall not be deemed to be an actual or constructive eviction.

10. Assignment and Subleasing.

10.1 Prohibition.

(a) Except as expressly provided in Paragraph 10.2, Tenant shall not do any of the following without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed:

(i) assign, transfer, mortgage, encumber, pledge or hypothecate this Lease or Tenant’s interest in this Lease, in whole or in part, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise;

(ii) sublease the Premises or any part of the Premises; or

(iii) permit the use and occupancy of the Premises or any part of the Premises by any persons other than (A) employees of Tenant, (B) employees of Tenant’s affiliates, or (C) persons occupying a portion of the Premises for the purpose of transacting business with Tenant.

Any transfer of this Lease from Tenant by merger, consolidation, liquidation or transfer of assets shall constitute an assignment for the purposes of this Lease. If Tenant is a corporation, unincorporated association, limited liability company, partnership or other entity, the assignment, transfer, mortgage, encumbrance, pledge or hypothecation of any stock or interest in such corporation, association, limited liability company, partnership or other entity in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this Paragraph, but excluding a public offering or transfer of shares on a stock exchange. Consent to any assignment or sublease shall not operate as a waiver of the necessity for consent to any subsequent assignment or sublease and the terms of such consent shall be binding on any person holding by, through or under Tenant. At Landlord’s option, any assignment or sublease without Landlord’s prior consent, when such consent is required by the terms of this Lease, shall be void ab initio (from the beginning).

(b) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent, Landlord may withhold its consent under subparagraph (a) unless:

(i) Tenant provides to Landlord (A) the name and address of the proposed assignee or subtenant, (B) the terms and conditions of (including all consideration for) the proposed assignment or sublease, (C) any information reasonably required by Landlord with respect to the nature and character of the proposed assignee or subtenant and its business, business history, activities and intended use of the Premises, (D) any references and current financial information reasonably required by Landlord with respect to the net worth, cash flow, credit and financial responsibility of the proposed assignee or, if the subtenant concerned is leasing more than one floor for more than three (3) years, the proposed subtenant, and (E) a copy of the proposed assignment or sublease;

(ii) the nature, character and reputation of the proposed assignee or subtenant and its business, activities and intended use of the Premises are suitable to and in keeping with the standards of the Building, and in compliance with this Lease (including, without limitation, the Permitted Use) and Laws, and the proposed assignee or subtenant is a reputable party whose net worth, cash flow, credit and financial strength are, considering the responsibilities involved, reasonably adequate to meet such responsibilities;

(iii) the proposed assignee or subtenant (and any affiliate of such assignee or subtenant) is not (A) then an occupant of the Building or of any other building within the Project, or (B) where either an assignment of the Lease or a sublease of more than one floor for more than three (3) years is involved, a person who actively dealt with Landlord or any affiliate of Landlord or any employee, agent or representative of Landlord or any affiliate of Landlord (directly or through a broker) with respect to space in the Building or of any other building within the Project during the three (3) months preceding Tenant’s request for Landlord’s consent (with “actively dealt with” meaning, at least, correspondence and negotiation for the lease of space within the Project, but excluding, without more, the mere delivery of advertising, leasing or property information relating to the Project); provided, however, that Landlord shall not unreasonably withhold, condition or delay its consent to an assignment of this Lease or a sublease of the Premises to a proposed assignee or subtenant under the foregoing portion of this subparagraph (iii) if neither Landlord nor any affiliate of Landlord is willing and able to accommodate the space needs of such assignee or subtenant within the Project, and Tenant is able to do so by such assignment or sublease;

(iv) the proposed assignee or subtenant is not a governmental entity or instrumentality thereof, unless otherwise approved by Landlord, which approval may be withheld by Landlord if Landlord reasonably determines that the use to be made of the Premises by such governmental entity would be undesirable (such as, for example purposes only, and without limiting the generality of the foregoing, use as a welfare or other social services office for indigent individuals, as a court to which handcuffed defendants may be brought, or as an office to which uniformed or armed individuals may come and go);

(v) the proposed assignment or sublease will not violate any enforceable exclusive use or similar clause in another lease in the Project or give a tenant in the Project a right to cancel its lease; provided, however, that if Tenant is contemplating an assignment or sublease, then on Tenant’s request, Landlord shall promptly provide to Tenant a list or schedule of enforceable exclusive use or similar clauses affecting the Premises;

(vi) neither Landlord nor its affiliates have experienced previous material defaults by, and are not in litigation with, the proposed assignee or subtenant or its affiliates;

(vii) (A) the proposed assignee’s or subtenant’s anticipated use of the Premises does not involve the generation, storage, use, treatment or disposal of Hazardous Material, except for customary de minimis quantities of typical consumer, cleaning and office supplies, all of which shall be stored, used and disposed of in accordance with Laws; (B) the proposed assignee or subtenant has not been required by any other landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such assignee’s or subtenant’s actions or use of the property in question; or (C) the proposed assignee or subtenant is not subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material;

(viii) the use of the Premises by the proposed assignee or subtenant will not violate Law, and will not violate Paragraph 7 or any other provision of this Lease;

(ix) the assignment or sublease is not prohibited by Landlord’s lender;

(x) the proposed assignment or sublease will not result in a number of occupants on a floor that exceeds the design capacity of the Building systems;

(xi) the proposed assignment or sublease will not trigger incremental ADA or other legal requirements in the Common Areas or by Landlord in the Premises, or result in a materially greater burden to the Common Areas or require increased services by Landlord; and

(xii) the proposed assignee or subtenant is not a controversial entity such as a terrorist organization, is not an entity traditionally thought or perceived to be sexist such as Playboy, Hustler and Penthouse magazines and the like, and is not an organization traditionally perceived to be racist such as the Ku Klux Klan, American Nazi Party and the like.

(c) (i) If Tenant requests Landlord’s consent to an assignment of this Lease or to a subleasing of the whole or any part of the Premises where such consent is required, Tenant shall submit to Landlord the terms of such assignment or subleasing, the name and address of the proposed assignee or subtenant, such information relating to the nature of such assignee’s or subtenant’s business and finances as Landlord may reasonably require and the proposed effective date (the “Effective Date”) of the proposed assignment or subleasing (which Effective Date shall be neither less than fifteen (15) days nor more than six (6) months following the date of Tenant’s submission of such information). On receipt of such request and all such information from Tenant, Landlord shall have ten (10) business days either to accept or reject such request. If Landlord fails to respond within such ten (10)-business day period, then Tenant may send a second request for a response, and if such second request contains, in BOLD FACE type, the statement “PURSUANT TO PARAGRAPH 10.1(c)(i) OF THE LEASE, LANDLORD’S FAILURE TO RESPOND HERETO WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT SHALL BE DEEMED APPROVAL OF THE REQUEST,”

then Landlord’s failure to respond to such second request within five (5) business days after receipt thereof shall be deemed approval of such request (excluding any requested release). In addition, Landlord may, by notice within ten (10) business days after such receipt of either such request, terminate this Lease if the request is to assign this Lease or to sublease all of the Premises or, if the request is to sublease more than fifty percent (50%) of the Premises for more than five (5) years, terminate this Lease with respect to such portion, in each case as of the Effective Date, unless within ten (10) business days after notice from Landlord to Tenant of such termination, Tenant withdraws such request. On such withdrawal by Tenant, Landlord’s related prior termination of this Lease with respect to all or a portion of the Premises shall have no further force or effect (and Tenant shall not assign this Lease or sublease the Premises as proposed).

(ii) If Landlord exercises such termination right, Tenant shall surrender possession of the entire Premises or the portion that is the subject of the right, as the case may be, on the Effective Date in accordance with the provisions of Paragraph 17, and Tenant shall be released from all obligations arising under this Lease for the period on and after (but not prior to) the date of such termination if this Lease is terminated as to the entire Premises or, if this Lease is terminated as to only a portion of the Premises, Tenant shall be released from all obligations arising under this Lease for the period on and after (but not prior to) the date of such termination to the extent, but only to the extent, that such obligations relate to the portion of the Premises as to which this Lease is terminated, excepting (in each case) any obligation that expressly survives Lease end. If this Lease is terminated as to a portion of the Premises only, the Premises shall be redefined to exclude such portion and the Rent payable by Tenant under this Lease shall be reduced proportionately commencing as of the Effective Date, based on the percentage of the Premises as to which this Lease has been terminated.

(iii) Alternatively, Tenant may give Landlord earlier notice (a “Notice of Intent”) that Tenant intends to assign this Lease or sublease the whole or any part of the Premises and the projected Effective Date of the intended assignment or subleasing (which projected Effective Date shall be not less than sixty (60) days nor more than six (6) months following the date of Landlord’s receipt of such Notice of Intent). Landlord may, by notice given within ten (10) business days after such receipt, terminate this Lease if the request is to assign this Lease or to sublease all of the Premises or, if the request is to sublease a portion of the Premises only, terminate this Lease with respect to such portion, in each case as of the projected Effective Date set forth in such Notice of Intent, unless within ten (10) business days after notice from Landlord to Tenant of such termination, Tenant withdraws such request. If Landlord fails so to terminate this Lease in accordance with the preceding sentence, then Landlord’s right of termination under this subparagraph (c) shall not apply to an assignment of this Lease or to the sublease of the Premises described in such Notice of Intent, so long as such assignment or sublease actually occurs within six (6) months after Landlord’s receipt of such Notice of Intent. If such assignment or sublease does not actually occur within six (6) months after Landlord’s receipt of such Notice of Intent, then Tenant shall once again be subject to, and Landlord shall once again have the rights set forth in, this subparagraph (c).

(iv) If Landlord exercises the termination right set forth in this subparagraph (c), the Parties shall promptly enter into a termination agreement for this Lease or, if the termination is as to only a portion of the Premises, an amendment to this Lease, on Landlord’s standard form reasonably acceptable to the Parties, memorializing such termination.

(v) Notwithstanding the foregoing to the contrary, although all other provisions of this Paragraph 10 shall apply, the termination right set forth in this subparagraph (c) shall not be triggered by a sublease of not more than one-half (½) of the Premises made by Tenant to an unaffiliated third party for the purpose of creating a synergistic business relationship in the Premises.

10.2 Affiliate and Certain Other Transfers. Notwithstanding anything contained in Paragraph 10.1 to the contrary, Tenant may, without the consent of Landlord, assign this Lease or sublease all or any portion of the Premises to:

(a) an affiliate, franchisor or franchisee of Tenant;

(b) a person that acquires all or substantially all of the assets or stock of Tenant; or

(c) an entity resulting from a merger, consolidation or reorganization with Tenant or an affiliate of Tenant,

provided that (i) such assignee or subtenant assumes the relevant obligations of Tenant under this Lease, and (ii) Tenant gives Landlord notice of such assignment or sublease no later than ten (10) business days thereafter, accompanied by an executed counterpart of any assignment or sublease agreement concerned (from which any financial terms may be redacted) if, in the case of an assignment, such assignment agreement exists given the structure of such assignment. In addition, the sale of stock or other equity interests in Tenant on a public stock exchange (e.g., NYSE or NASDAQ), whether in connection with an initial public offering or thereafter, shall not be deemed an assignment of this Lease and shall not require Landlord’s consent. Notwithstanding the foregoing or anything else contained in this Lease to the contrary, any person that acquires all or substantially all of the assets of Tenant may be required by Landlord, in its sole and absolute discretion, as a condition to such acquisition to enter into a guaranty of this Lease on Landlord’s standard form reasonably acceptable to the Parties.

10.3 Landlord’s Rights.

(a) If this Lease is assigned or if all or any portion of the Premises is subleased or occupied by any person without obtaining Landlord’s prior consent when such consent is required, Landlord may collect Rent and other charges from such assignee or other person, and apply the amount collected to Rent and other charges payable under this Lease, but such collection and application shall not constitute consent or waiver of the necessity of consent to such assignment, sublease or occupancy, nor shall such collection and application constitute the recognition of such assignee, subtenant or occupant as Tenant under this Lease or a release of Tenant from the further payment and performance of all obligations of Tenant under this Lease.

(b) No consent by Landlord to any assignment or sublease by Tenant (and no assignment or sublease by Tenant, whether made with or without Landlord’s consent) shall relieve Tenant of any obligation to be paid or performed by Tenant under this Lease, whether occurring before or after such consent, assignment or sublease, but rather Tenant and Tenant’s assignee or (to the extent of its obligations under its sublease) subtenant, as the case may be, shall be jointly and severally primarily liable for such payment and performance (including, without limitation, the provisions of this Lease limiting the use of the Premises), which shall be confirmed to Landlord in writing on Landlord’s standard form reasonably acceptable to the Parties and, as applicable, such assignee or subtenant.

(c) Tenant shall reimburse Landlord for Landlord’s reasonable attorneys’ and other fees and costs, not to exceed $2,000 per occurrence (assuming that Landlord is not asked to prepare the assignment or sublease agreement, or to negotiate or revise substantially Landlord’s standard form consent documents) incurred in connection with both determining whether to give consent and giving consent when such consent is required.

(d) No assignment under this Lease requiring Landlord’s consent shall be effective unless and until Tenant provides to Landlord an executed counterpart of the assignment agreement concerned in form and substance reasonably satisfactory to Landlord, in which the assignee has assumed and agreed to perform all of Tenant’s obligations under this Lease on and after the effective date of such assignment, and Landlord has executed and delivered a consent thereto on Landlord’s standard form reasonably acceptable to the Parties and such assignee. No subleasing under this Lease requiring Landlord’s consent shall be effective unless and until Tenant provides to Landlord an executed counterpart of the sublease agreement concerned in form and substance reasonably satisfactory to Landlord and the Sublease Consent

Agreement attached as Exhibit C (with such modifications thereto as shall be reasonably requested by Tenant’s subtenant and reasonably agreed to by Landlord), and Landlord has executed and delivered such Sublease Consent Agreement.

(e) Without affecting any of its other obligations under this Lease, if this Lease is assigned or all or any portion of the Premises is subleased (excluding any Non-Consent Transfer), and the rent, additional rent, compensation and other economic consideration applicable to Tenant’s leasehold interest in the Premises received or to be received by Tenant in connection with such assignment or sublease, as reduced by any concessions (including, without limitation, any payment in excess of fair market value for (i) services rendered by Tenant to the assignee or subtenant, or (ii) assets, fixtures, inventory, equipment or furniture transferred by Tenant to the assignee or subtenant) exceeds Rent payable by Tenant under this Lease for the period concerned (calculated on a per rentable square foot basis if less than all of the Premises is subleased), then Tenant shall pay fifty percent (50%) of such excess to Landlord when received, after deducting reasonable expenses in connection therewith, including, without limitation, advertising expenses, brokerage commissions, tenant improvement costs and attorneys’ fees actually incurred by Tenant and payable to non-affiliated third parties in connection with such assignment or subleasing, all of which must be amortized over the applicable assignment or sublease term. Prior to Landlord consenting to any such assignment or sublease, Tenant shall provide to Landlord a detailed schedule of all rent, additional rent, compensation and other economic consideration applicable to Tenant’s leasehold interest in the Premises received or to be received by Tenant in connection with such assignment or sublease, and all reasonable advertising expenses, brokerage commissions, tenant improvement costs and attorneys’ fees actually incurred or to be incurred by Tenant and payable to non-affiliated third parties in connection with such assignment or subleasing, which schedule shall be certified by Tenant to Landlord as true, correct and complete in all respects (subject to modification of any amounts that are estimates), with such certification executed by Tenant. As used in this subparagraph (e), the term “Tenant” refers to the assignor in the event of an assignment, and to the sublandlord in the event of a sublease.

11. Indemnity.

11.1 Indemnity by Tenant. Subject to Paragraph 12.3, Tenant shall indemnify, defend and hold harmless Landlord and its members, managers, employees, affiliates and property management company from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including attorneys’ fees, to the extent arising from either of the following:

(a) the occupancy or use of, or entry onto, any portion of the Property by Tenant or Tenant’s Occupants (including, without limitation, any slip and fall or other accident on the Property involving Tenant or Tenant’s Occupants or the activities described in Paragraph 10 (Bicycles) of the rules set forth on the attached Exhibit B), except to the extent directly and proximately caused by Landlord or Landlord’s employees, agents or contractors; or

(b) any Hazardous Materials deposited, released or stored by Tenant or Tenant’s Occupants on the Property.

If any action or proceeding is brought against Landlord by reason of any of the matters set forth in the preceding sentence that creates an obligation under the preceding sentence for Tenant to defend, Tenant, on notice from Landlord, shall defend Landlord at Tenant’s sole cost and expense with competent and licensed legal counsel reasonably satisfactory to Landlord, but selected by Tenant. The provisions of this Paragraph 11.1 shall survive Lease end.

11.2 Indemnity by Landlord. Subject to Paragraph 12.3, Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors and employees from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including attorneys’ fees, to the extent arising from either of the following:

(a) the occupancy or use of, or entry onto, any portion of the Property by Landlord or Landlord’s employees, agents or contractors (including, without limitation, any slip and fall or other accident on the Property involving Landlord or Landlord’s employees, agents or contractors), except to the extent directly and proximately caused by Tenant or Tenant’s Occupants; or

(b) any Hazardous Materials deposited, released or stored by Landlord or Landlord’s employees, agents or contractors on the Property.

If any action or proceeding is brought against Tenant by reason of any of the matters set forth in the preceding sentence that creates an obligation under the preceding sentence for Landlord to defend, Landlord, on notice from Tenant, shall defend Tenant at Landlord’s sole cost and expense with competent and licensed legal counsel reasonably satisfactory to Tenant, but selected by Landlord. The provisions of this Paragraph 11.2 shall survive Lease end.

11.3 Exception. Notwithstanding anything contained in this Paragraph 11 to the contrary, the indemnities set forth in this Paragraph 11 shall not cover employees of Federal Express, United Parcel Service, the United States Postal Service or other mail/package courier companies who enter onto the Property to service multiple tenants of the Building or the Building generally.

12. Insurance.

12.1 Tenant’s Insurance. On or before the date of this Lease, Tenant shall, at Tenant’s sole cost and expense, procure and continue in force the following insurance coverage:

(a) commercial general liability insurance with limits of liability of not less than $1,000,000 per occurrence and $2,000,000 general aggregate, and an umbrella or excess liability policy above the commercial general liability policy with limits of liability of not less than $5,000,000 per occurrence and $5,000,000 annual aggregate;

(b) property insurance under a policy form with peril coverage at least equivalent to an ISO 10 30 Causes of Loss–Special Form, and including equipment breakdown perils, covering Tenant’s Property on a replacement cost valuation basis; and

(c) any insurance required by Laws for the protection of employees of Tenant working in the Premises (including, without limitation, worker’s compensation insurance), and including employers liability coverage with limits of liability of at least $500,000 each accident / disease–each employee / disease policy limit, and furnish Landlord with certificates of coverage of such insurance. Such minimum limits shall in no event limit the liability of Tenant under this Lease. Such liability insurance shall name Landlord and Landlord’s mortgage lender as additional insureds, and both such liability and property insurance shall be with companies authorized to do business in Utah and having a rating of not less than A-:VII in the most recent issue of Best’s Key Rating Guide, Property-Casualty. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry, and shall only be subject to reasonable deductibles. Tenant may maintain all or any part of the insurance required pursuant to this Lease in the form of a blanket policy covering other locations in addition to the Premises, and Tenant may satisfy its liability insurance obligations under this Lease with its umbrella policies. Tenant shall, at least ten (10) days prior to the expiration of such policies or as soon thereafter as the same are received by Tenant, furnish Landlord with renewed certificates of insurance. Landlord shall use its best efforts to impose the foregoing insurance requirements on all tenants of the Building.

12.2 Landlord’s Insurance. Landlord shall, as part of Operating Expenses, procure and continue in force:

(a) commercial general liability insurance with limits of liability of not less than $1,000,000 per occurrence and $2,000,000 general aggregate, and an umbrella or excess liability policy above the commercial general liability policy with limits of liability of not less than $5,000,000 per occurrence and $5,000,000 annual aggregate;

(b) property insurance under a policy form with peril coverage at least equivalent to an ISO 10 30 Causes of Loss–Special Form, and including equipment breakdown perils, covering the Building on a replacement cost valuation basis, subject to such deductibles as Landlord may reasonably select, together with rental income insurance in a reasonable amount;

(c) any insurance required by Laws for the protection of employees of Landlord working on or around the Property (including, without limitation, worker’s compensation insurance), and including employers liability coverage with limits of liability of at least $500,000 each accident / disease–each employee / disease policy limit; and

(d) such other insurance as may reasonably be (i) deemed prudent by Landlord, or (ii) required by Landlord’s mortgage lender.

Such minimum limits shall in no event limit the liability of Landlord under this Lease. All such insurance shall be with companies authorized to do business in Utah and having a rating of not less than A-:VII in the most recent issue of Best’s Key Rating Guide, Property-Casualty.

12.3. Waiver of Subrogation. Tenant shall cause the property insurance policy required to be carried by Tenant pursuant to Paragraph 12.1(b), and Landlord shall cause the property insurance policy required to be carried by Landlord pursuant to Paragraph 12.2(b), to be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against the other Party in connection with any loss or damage covered by such policy. Regardless of whether such waivers are included in the applicable property insurance policies, and notwithstanding any other provision of this Lease to the contrary:

(a) Tenant waives (with the intent that the waiver be effective against Tenant itself and against any third party claiming by, through or under Tenant, including any insurance company claiming by way of subrogation) all rights that Tenant may have now or in the future against Landlord for compensation for any damage to or destruction of Tenant’s Property caused by fire or other casualty to the extent that Tenant is or will be compensated by property insurance or would be but for a failure of Tenant to maintain property insurance for the full replacement cost of Tenant’s Property (excluding a commercially reasonable deductible) that is required to be carried by Tenant pursuant to Paragraph 12.1(b); and

(b) Landlord waives (with the intent that the waiver be effective against Landlord itself and against any third party claiming by, through or under Landlord, including any insurance company claiming by way of subrogation) all rights that Landlord may have now or in the future against Tenant for compensation for any damage to or destruction of the Building caused by fire or other casualty to the extent that Landlord is or will be compensated by property insurance or would be but for a failure of Landlord to maintain property insurance for the full replacement cost of the Building (excluding a commercially reasonable deductible) that is required to be carried by Landlord pursuant to Paragraph 12.2(b).

The foregoing provisions of this Paragraph 12.3 shall survive Lease end.

12.4. Self-Insurance.

(a) So long as Tenant (or Tenant’s parent, if Tenant’s parent undertakes to be responsible for Tenant’s insurance obligations under this Lease and acknowledges such obligation in writing and in a form reasonably acceptable to Landlord) has a tangible net worth (determined in accordance with GAAP) of not less than $500,000,000, Tenant shall have the right to satisfy its insurance obligations under this Lease by means of self-insurance, alternative risk financing solutions or a combination of those options to the extent of all or part of the insurance required under this Lease, provided that Tenant provides advance notice to Landlord of its election to provide self-insurance and complies with this Paragraph 12.4. The term “self-insurance” means that Tenant is itself acting as though it were the third-party insurer providing the insurance required under this Lease, and Tenant shall pay any amounts due in lieu of insurance proceeds because of self-insurance, which amounts shall be treated as insurance proceeds for all purposes under this Lease.

(b) To the extent Tenant chooses to provide any insurance required by this Lease by self- insurance, then Tenant shall have all of the obligations and liabilities of an insurer, and the protection afforded Landlord and the Property shall be the same as if provided by a third-party insurer under the coverages required under this Lease. Without limiting the generality of the foregoing, all amounts that Tenant pays or is required to pay and all losses or damages resulting from risks for which Tenant insures or has elected to self-insure shall be subject to the waiver of subrogation provisions set forth in Paragraph 12.3 (as if such self-insurance was, in fact, third-party insurance, and such waiver of subrogation provisions shall, to that extent, limit Landlord’s obligations set forth in this Lease), and shall not limit Tenant’s indemnification obligations pursuant to this Lease.

(c) If Tenant elects to self-insure and an event or claim occurs for which a defense or coverage would have been available from a third-party insurer, Tenant shall undertake the defense of such claim, including a defense of Landlord, at Tenant’s sole cost and expense, and use Tenant’s own funds to pay any claim, replace any property and otherwise provide the funding which would have been available from insurance proceeds but for such election by Tenant to self-insure. In no event shall Landlord be entitled to less coverage or benefits than Landlord would have been entitled had Tenant obtained the insurance required under this Lease from a third-party insurance carrier. Tenant shall respond promptly to all inquiries from Landlord with respect to any claim or loss, shall keep Landlord fully informed of the status of all claims and losses, shall work cooperatively with Landlord in addressing all claims and losses, and shall have the same duty to act in good faith towards Landlord as an insurer would have under Laws.

13. Damage and Destruction.

13.1. Repair. If the Premises are damaged or destroyed by any casualty, then unless this Lease is terminated in accordance with this Paragraph 13, Landlord shall, as soon as reasonably practicable, in a reasonable, good and workmanlike manner and in accordance with Laws, repair the Premises to the condition in which the Premises were immediately prior to such damage or destruction; provided, however, that Landlord shall not be required to repair any damage to, or to make any restoration or replacement of, Tenant’s Property. If Tenant does not occupy the Premises during the period of such repairs, then during such period, Landlord shall regularly communicate with Tenant regarding the progress of such repairs so that Tenant can reasonably plan for the recommencement of Tenant’s occupancy of the Premises. Landlord shall permit Tenant and its agents to enter the Premises during the thirty (30)-day period prior to the completion of such repairs to prepare the Premises for Tenant’s use and occupancy, including the installation of Tenant’s Property. Any such permission shall constitute a license only, conditioned on Tenant’s:

(a) working in harmony with Landlord, Landlord’s employees, agents and contractors and other tenants and occupants of the Building, and not interfering with, delaying or otherwise adversely affecting Landlord’s work;

(b) obtaining in advance Landlord’s approval of the contractors proposed to be used by Tenant and, if requested by Landlord, depositing with Landlord in advance of any work the contractor’s affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of materials; and

(c) furnishing Landlord with such insurance as Landlord may reasonably require against liabilities that may arise out of such entry.

Any such activities shall be governed by Paragraph 9.2 and all other terms of this Lease.

13.2. Abatement. Until such repair is complete or this Lease is terminated in accordance with this Paragraph 13, Rent shall be abated proportionately commencing on the date of such damage or destruction as to that portion of the Premises rendered untenantable by such damage or destruction, if any; provided, that if only a portion of the Premises is damaged, but such damage causes the entire Premises to be untenantable, the entire Rent shall be abated. If Landlord elects to repair any such damage and Tenant has not elected to terminate this Lease as provided below, any abatement of Rent shall end on the date on which a factually correct notice is given by Landlord to Tenant that the Premises have been repaired, and exclusive possession of the Premises is delivered to Tenant.

13.3. Termination by Landlord. If:

(a) the Premises are damaged as a result of a risk not required to be covered by insurance;

(b) the Premises are damaged in whole or in part during the last twelve (12) months of the Term existing as of the date immediately prior to such damage or destruction and the estimated time required to complete such repairs is in excess of thirty (30) days;

(c) the Building (whether or not the Premises are damaged) is damaged to the extent of forty percent (40%) or more of its then-replacement value;

(d) the Premises are damaged to the extent that it would take, according to the reasonable estimate of Landlord’s architect or contractor, in excess of nine (9) months after the date on which such damage occurs to complete the requisite repairs; or

(e) insurance proceeds adequate to repair the Property are not available to Landlord for any reason beyond Landlord’s reasonable control (other than any applicable deductible amount) (excluding Landlord’s failure to carry the insurance required under Paragraph 12.2), then Landlord may either elect to repair the damage or terminate this Lease by notice of termination given to Tenant within thirty (30) days after such event, so long as Landlord terminates leases in the Building covering an aggregate of at least seventy-five percent (75%) of the rentable square footage of the Building.

13.4. Termination by Tenant. If the Premises are damaged, Landlord shall provide to Tenant as soon as reasonably practicable, but in no event later than thirty (30) days after the occurrence of such damage, a reasonable estimate of Landlord’s architect or contractor, setting forth the estimated time required to complete the requisite repairs. If the Premises are damaged to the extent that it would take, according to such estimate, in excess of nine (9) months after the date on which such damage occurs, or two (2) months after the date on which such damage occurs if such damage occurs within the last twelve (12) months of the Term, to complete the requisite repairs, and the Premises would be untenantable for such nine (9)-month or two (2)-month period, respectively, Tenant may elect to terminate this Lease by notice of termination given by Tenant to Landlord within ten (10) business days after Landlord provides to Tenant such estimate. If

Tenant has the right to, but does not, terminate this Lease pursuant to the preceding sentence, but, subject to force majeure, Landlord fails to repair or restore the Building and Premises within thirty (30) days after the later of (a) the date set forth in such estimate, or (b) the expiration of such nine (9)-month or two (2)-month period, respectively, then Tenant may terminate this Lease as of the date of such damage by giving notice of such termination to Landlord within ten (10) business days after the expiration of such thirty (30)-day period. For purposes of this Paragraph 13.4, “untenantable” includes damage of a portion of the Premises such that use by Tenant of the remaining undamaged portion of the Premises for Tenant’s business operations is not reasonably practicable.

13.5. On Termination. If this Lease is terminated pursuant to Paragraphs 13.3 or 13.4, Tenant shall vacate and surrender the Premises to Landlord as soon as reasonably practicable in accordance with Paragraph 17.1, but in no event later than thirty (30) days after Tenant receives or gives a notice of termination.

14. Condemnation.

14.1. Termination. If the whole of the Premises is taken through a Condemnation Proceeding, this Lease shall automatically terminate as of the date of the taking. The phrase “the date of the taking” means the date of taking actual physical possession by the condemning authority, the entry of an order of occupancy or such earlier date as the condemning authority gives notice that it is deemed to have taken possession. If part, but not all, of the Premises is taken, either Party may terminate this Lease as set forth in this Paragraph 14.1. Landlord may terminate this Lease if any portion of the Property (whether or not including the Premises) is taken that, in Landlord’s reasonable judgment, substantially interferes with Landlord’s ability to operate or use the Property for the purposes for which the Property was intended, so long as Landlord terminates leases in the Building covering an aggregate of at least seventy-five percent (75%) of the rentable square footage of the Building. Tenant may terminate this Lease if any portion of the Property (not including the Premises) is taken that:

(a) terminates all reasonable physical access to and from the Premises and the public rights- of-way abutting the Property, and Landlord fails to provide reasonably acceptable substitute access; or

(b) reduces the parking available to Tenant and Tenant’s Occupants on the Property below Tenant’s Parking Stall Allocation, unless Landlord provides to Tenant replacement parking within reasonable proximity to the Building.

Any such termination must be accomplished through notice given no later than thirty (30) days after, and shall be effective as of, the date of the taking.

14.2. Restoration. In all other cases, or if neither Landlord nor Tenant exercises its right to terminate, this Lease shall remain in effect and Landlord shall restore the remaining portion of the Property and, to the extent affected thereby, the Building and the Premises to the extent of Building standard improvements, to its and their former condition as nearly as is reasonably practicable, and any condemnation award paid in connection with such taking shall be used to the extent necessary for such purpose. During such restoration, Rent shall be abated proportionately commencing on the date of such taking and continuing until the completion of such restoration as to that portion of the Premises rendered untenantable by such restoration, if any.

14.3. General. If a portion of the Premises is taken and this Lease is not terminated, Rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises immediately prior to such taking. Whether or not this Lease is terminated as a consequence of a Condemnation Proceeding, all damages or compensation awarded for a partial or total taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sole and exclusive property of Landlord; provided, that Tenant shall be entitled to any award for loss of, or damage to, Tenant’s Property, loss of business or goodwill and business interruption, moving and relocation expenses, if a separate award is actually made to Tenant.

15. Landlord’s Financing. Within ten (10) business days after Landlord’s request, Tenant shall execute a subordination, non-disturbance and attornment agreement or other similar document, subordinating this Lease to any mortgage, deed of trust or similar instrument covering the Property, and providing a non-disturbance agreement in favor of Tenant, all in reasonable form and substance reasonably satisfactory to Tenant and the lender concerned. If the holder of any mortgage or deed of trust elects to have this Lease superior to the lien of its mortgage or deed of trust and gives notice of such election to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether such notice is given before or after foreclosure. On any sale, assignment or transfer of Landlord’s interest under this Lease or in the Premises, including any such disposition resulting from Landlord’s default under a debt obligation, such sale, assignment or transfer shall be subject to this Lease, and Tenant shall attorn to Landlord’s successors and assigns and shall recognize such successors or assigns as Landlord under this Lease, regardless of any absence of privity of contract, provided that such successors and assigns recognize this Lease and do not disturb Tenant’s use and occupancy of the Premises so long as no Tenant Default exists under this Lease. Landlord shall use its best efforts to obtain a subordination, non-disturbance and attornment agreement in favor of Tenant from Landlord’s current mortgage lender in form and substance reasonably satisfactory to the Parties and such lender, and Tenant shall be solely responsible for any costs, expenses or fees payable in connection therewith.

16. Default.

16.1. Tenant Default. The occurrence of any of the following events shall constitute a “Tenant Default” under this Lease:

(a) Tenant fails to pay any Rent or other sum on the date when due under this Lease, and such failure is not cured within five (5) business days after notice is given to Tenant that the same is past due;

(b) Tenant fails to observe or perform any other term, covenant or condition to be observed or performed by Tenant on the date when due under this Lease, and such failure is not cured within ten (10) business days after notice is given to Tenant of such failure; provided, however, that if more than ten (10) business days is reasonably required to cure such failure, no Tenant Default shall occur if Tenant commences such cure within such ten (10)-business day period and thereafter diligently prosecutes such cure to completion; or

(c) Tenant (i) files a petition in bankruptcy, (ii) becomes insolvent, (iii) has taken against it in any court, pursuant to state or federal statute, a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or trustee (and such petition is not dismissed within ninety (90) days), (iv) petitions for or enters into an arrangement for the benefit of creditors, or (v) suffers this Lease to become subject to a writ of execution.

16.2. Remedies.

(a) On any Tenant Default under this Lease, Landlord may at any time, without waiving or limiting any other right or remedy available to Landlord, in compliance with Utah Laws:

(i) perform in Tenant’s stead any obligation that Tenant has failed to perform, and Landlord shall be reimbursed within thirty (30) days after demand for any reasonable cost incurred by Landlord, with interest thereon at the Default Rate from the date of such expenditure until paid in full, with interest;

(ii) terminate Tenant’s rights under this Lease by an unlawful detainer or other judicial proceeding;

(iii) reenter and take possession of the Premises by any lawful means (with or without terminating this Lease); or

(iv) pursue any other remedy allowed by Law.

(b) Tenant shall pay to Landlord the reasonable cost of recovering possession of the Premises, all reasonable costs of reletting (including reasonable renovation, remodeling and alteration of the Premises in a manner that is typical and customary for Comparable Buildings), the reasonable amount of any commissions paid by Landlord in connection with such reletting, and all other reasonable costs and damages proximately caused by the Tenant Default, including attorneys’ fees and costs actually incurred, and shall repay to Landlord all free rent and any other similar concession given to Tenant; provided, however, that for purposes of Tenant’s liability under the foregoing portion of this sentence, such costs of reletting and commissions (only) shall be amortized over the initial term of the new lease, with interest thereon at the Interest Rate, and Tenant shall be liable only for that portion so amortized falling within the remaining portion of the Term.

(c) Notwithstanding any termination or reentry, the liability of Tenant for Rent payable under this Lease shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord within thirty (30) days after demand for any deficiency (which deficiency shall be reduced by all amounts actually received by Landlord from reletting the Premises). In the event of a Tenant Default, Landlord shall use its best efforts to mitigate its damages in accordance with Utah law.

(d) No reentry or taking possession of the Premises or other action by Landlord or Landlord’s employees, agents or contractors on or following the occurrence of any Tenant Default shall be construed as an election by Landlord to terminate this Lease or as an acceptance of any surrender of the Premises, unless Landlord provides Tenant notice of such termination or acceptance.

16.3 Past Due Amounts.

(a) If Tenant fails to pay when due any amount required to be paid by Tenant under this Lease, such unpaid amount shall bear interest at the Default Rate from the due date of such amount to the date of payment in full, with interest, and Landlord may also charge a sum of five percent (5%) of such unpaid amount as a service fee. This late payment charge is intended to compensate Landlord for Landlord’s additional administrative costs resulting from Tenant’s failure to perform Tenant’s obligations under this Lease in a timely manner, and has been agreed on by the Parties after negotiation as a reasonable estimate of the additional administrative costs that will be incurred by Landlord as a result of such failure. The actual cost in each instance is extremely difficult, if not impossible, to determine. This late payment charge shall constitute liquidated damages and shall be paid to Landlord together with such unpaid amount.

(b) Notwithstanding the foregoing to the contrary, such interest and late payment charge shall not apply if the failure by Tenant to pay when due any amount required to be paid by Tenant under this Lease is cured within three (3) business days after the date on which Landlord gives Tenant written notice of such failure (which may be given by email); provided, that such three (3)-day notice and cure period shall not be applicable more than once in any twelve (12)-month period. Therefore, on the second time in any twelve (12)-month period that Tenant fails to pay when due any amount required to be paid by Tenant under this Lease, such interest and late payment charge will be due and payable by Tenant and such notice and cure period will be inapplicable. (Such notice and cure period applies only to such interest and late payment charge.)

(c) All amounts due under this Lease are and shall be deemed to be rent or additional rent, and shall be paid without (except as expressly provided in this Lease) abatement, deduction, offset, prior notice or demand. Landlord shall have the same remedies for a failure to pay any amount due under this Lease as Landlord has for the failure to pay Basic Monthly Rent.

16.4. Landlord Default. Landlord shall be in default under this Lease (a “Landlord Default”) if Landlord fails to perform an obligation required of Landlord, or to correct a representation or warranty of Landlord made, under this Lease within thirty (30) days after notice by Tenant to Landlord and the holder of any mortgage or deed of trust covering the Property whose name and address have been furnished to Tenant, specifying the respects in which Landlord has failed to perform such obligation, and such holder fails to perform such obligation within a second thirty (30)-day period commencing on the expiration of such first thirty (30)-day period; provided, however, that if the nature of such obligation is such that more than thirty (30) days are reasonably required for performance or cure, no Landlord Default shall occur if Landlord or such holder commences performance or cure within its thirty (30)-day cure period and thereafter diligently prosecutes the same to completion. In no event may Tenant terminate this Lease or withhold the payment of Rent or other charges provided for in this Lease as a result of a Landlord Default, unless Tenant first obtains a judicial order expressly authorizing Tenant to do so pursuant to a judicial proceeding, notice of which has been given to Landlord by personal service as required by the Utah Rules of Civil Procedure for such proceeding. Subject to the foregoing provisions of this Paragraph 16.4 and to the provisions of Paragraph 22.8, in the event of a Landlord Default, Tenant shall have the right to pursue all rights and remedies (legal and equitable) available to Tenant under Utah law. Notwithstanding the foregoing portion of this Paragraph 16.4, on receipt of any notice of default from Tenant, Landlord shall promptly commence, and thereafter diligently prosecute to completion, the cure of such default, whether or not Tenant gives notice of such default to the holder of any mortgage or deed of trust covering the Property whose name and address have been furnished to Tenant.

17. Expiration and Termination.

17.1. Surrender of Premises.

(a) Prior to Lease end, Tenant shall, at Tenant’s sole cost and expense:

(i) remove only Tenant’s Property (excluding Tenant’s voice and data lines, wiring, cabling and facilities), and all other property shall, unless otherwise directed by Landlord in accordance with this Paragraph 17.1, remain in the Premises as the property of Landlord without compensation; provided, however, that (A) Tenant shall not remove Tenant’s Property from the Premises without Landlord’s prior consent if such removal will impair or damage the structure of the Building, and (B) at Landlord’s option, Landlord may, at Lease end, remove Tenant’s voice and data lines, wiring, cabling and facilities in accordance with the National Electric Code, as amended, and Tenant shall reimburse Landlord for the reasonable cost of such removal within thirty (30) days after receipt of an invoice therefor;

(ii) repair any damage to the Property caused by or in connection with the removal of any property from the Premises by or at the direction of Tenant (including, without limitation, damaged wall areas exposed by the removal of pictures, video screens, white boards or other hangings); provided, however, that any painting in connection with such repair shall include only the damaged areas, and Tenant shall not be responsible to paint other areas to address discoloration; and

(iii) deliver all keys and access cards to the Premises to Landlord, and promptly and peaceably surrender the Premises to Landlord “broom clean,” in good order and condition, subject to normal and reasonable wear and tear not required to be repaired by Tenant and the other provisions of this Lease regarding maintenance, repair, casualty, condemnation, insurance and indemnification.

Tenant covenants to continue to pay Rent, on a per diem basis in the same amount as is payable during the final month of the Term, during any period following Lease end in which Tenant has not physically vacated the Premises or removed Tenant’s Property. Such Rent shall be due and payable to Landlord no later than thirty (30) days after the receipt by Tenant of an invoice therefor.

(b) Any of Tenant’s Property not removed from the Premises on the abandonment of the Premises or on Lease end for any cause shall conclusively be deemed to have been abandoned and may be appropriated, removed, sold, stored, destroyed or otherwise disposed of by Landlord without notice to, and without any obligation to account to, Tenant or any other person unless required to do so by Laws. Tenant shall pay to Landlord all reasonable expenses incurred in connection with the removal and disposition of such Tenant’s Property in excess of any amount received by Landlord from such removal and disposition.

(c) In addition, Landlord may require Tenant, at Tenant’s sole cost and expense, to remove prior to Lease end any other Alteration made to the Premises by Tenant or by Landlord for Tenant and to restore the Premises to their condition prior to making such Alteration; provided, that, except as set forth in subparagraph (a)(i) above with respect to Tenant’s Property, Tenant shall have no obligation to remove any Alteration made by Tenant with Landlord’s prior consent, unless such consent was conditioned on such Alteration being removed at Lease end.

17.2. Holding Over.

(a) Tenant must obtain the prior consent of Landlord in order to remain in possession of the Premises after Lease end. If Tenant remains in possession of the Premises after Lease end without obtaining the prior consent of Landlord:

(i) such occupancy shall constitute an unlawful detainer of the Premises (and Tenant shall be subject to an unlawful detainer action therefor), for which period of occupancy Tenant shall pay to Landlord a rental (and not a penalty) in the amount of one hundred fifty percent (150%) of the last Rent payable by Tenant to Landlord, plus all other charges payable under this Lease; and

(ii) Tenant shall reimburse Landlord within thirty (30) days after the receipt of an invoice therefor, accompanied by such detail as may reasonably be requested by Tenant, for all reasonable out-of-pocket costs, expenses, fees, charges or penalties incurred or payable by Landlord in connection with any other tenant or lease for the Premises resulting from the delay by Tenant in physically vacating the Premises or removing Tenant’s Property, including, without limitation, penalties or holdover rent paid or credit given to the next tenant for the Premises as a result of late delivery to such tenant of the Premises.

(b) If Tenant remains in possession of the Premises after Lease end with the prior consent of Landlord, such occupancy shall be a tenancy from month-to-month on all of the terms of this Lease and provisions of Utah law applicable to a month-to-month tenancy (which tenancy shall be terminable as of the end of any calendar month by notice given by either Party to the other at least fifteen (15) days prior to the end of the month concerned) at a rental (and not as a penalty) in the amount of (i) one hundred twenty-five percent (125%) of the last Rent payable by Tenant to Landlord for the first month of such occupancy, plus all other charges payable under this Lease, and (ii) one hundred fifty percent (150%) of the last Rent payable by Tenant to Landlord for each month of such occupancy thereafter, plus all other charges payable under this Lease.

(c) In lieu of any then-existing option to extend the then-existing period constituting the Term set forth in Paragraph 3.3 (or if all such options previously have been exercised), Tenant shall have one option to hold over beyond the then-existing period constituting the Term for any number of full calendar months up to six (6) full calendar months, provided that Tenant gives Landlord written notice of the exercise of such option, designating the number of full calendar months (up to six (6) full calendar months) selected by Tenant, on or before the date that is six (6) months prior to the expiration of the then-existing period constituting the Term, and that at the time such notice is given and on the commencement of the holdover term:

(i) this Lease is in full force and effect;

(ii) no Tenant Default then exists; and

(iii) Tenant has not assigned this Lease or subleased all or any portion of the Premises under any then-existing sublease (excluding any Non-Consent Transfer), and such holdover is not being made in connection with or for the purpose of facilitating any such assignment or sublease.

Such holdover term shall commence at 12:01 a.m. on the first day following the expiration of the then-existing period constituting the Term under this Lease. During such holdover term, all provisions of this Lease shall apply, except that the amount of the Basic Monthly Rent during such holdover term shall be one hundred twenty-five percent (125%) of the Basic Monthly Rent payable by Tenant under this Lease for the final calendar month of the period constituting the Term in which such option is exercised. If Tenant timely exercises such option, the Parties shall promptly enter into another amendment to this Lease reflecting the new Expiration Date of this Lease and the Basic Monthly Rent applicable during the holdover term, and any remaining options to extend under this Lease shall have no further force or effect. If Tenant fails to exercise such option in a timely manner, such option shall automatically terminate and cease to have any further force or effect.

(d) Notwithstanding anything contained in this Paragraph 17.2 to the contrary, on any termination of this Lease pursuant to Paragraphs 8.4(b), 13 or 14, Tenant shall have up to thirty (30) days to surrender the Premises after the effective date of such termination, and the provisions of this Paragraph 17.2 shall not be applicable until after the expiration of such thirty (30)-day period.

17.3. Survival. The provisions of this Paragraph 17 shall survive Lease end.

18. Estoppel Certificate; Financial Statements.

18.1. Estoppel Certificate. Either Party shall, within ten (10) business days after request by the other Party, without charge, execute and deliver to the requesting Party an estoppel certificate in commercially reasonable form in favor of the requesting Party and such other persons as the requesting Party may reasonably request setting forth the following:

(a) a ratification of this Lease;

(b) the Commencement Date and Expiration Date;

(c) that this Lease is in full force and effect and this Lease has not been assigned, subleased, modified, supplemented or amended (except by such writing as shall be stated) by the responding Party;

(d) that, to the current, actual knowledge of the responding Party, all conditions under this Lease to be performed by the requesting Party have been satisfied or, in the alternative, those claimed by the responding Party to be unsatisfied;

(e) that, to the current, actual knowledge of the responding Party, no defenses, claims or offsets exist against the enforcement of this Lease by the requesting Party or, in the alternative, those claimed by the responding Party to exist;

(f) that, to the current, actual knowledge of the responding Party, the responding Party is not in default under this Lease;

(g) that (if true) Tenant has accepted and occupied the Premises;

(h) the amount of advance Rent, if any (or none if such is the case), paid by Tenant;

(i) the date to which Rent has been paid;

(j) the amount of the Security Deposit; and

(k) such other factual information reasonably related to this Lease as the requesting Party may reasonably request.

The requesting party and third parties reasonably designated by the requesting Party shall be entitled to rely on any such estoppel certificate.

18.2. Financial Statements.

(a) Subject to subparagraph (b) below, Tenant shall, within ten (10) business days after Landlord’s request, furnish to Landlord current financial statements for Tenant, prepared in accordance with GAAP or other reasonable accounting standards consistently applied and certified by Tenant to be true and correct. If such financial statements are available online, Tenant shall have complied with the requirements of this Paragraph 18.2 if Tenant provides to Landlord within such ten (10)-business day period the website where such financial statements may readily be obtained by Landlord. If Tenant is a public reporting company registered with the SEC, Tenant shall have complied with the requirements of this Paragraph 18.2 if Landlord can readily access Tenant’s current financial statements online. After the date of this Lease, Landlord shall only request Tenant’s financial statements if required or requested to do so by a current or prospective lender or purchaser. Tenant shall have no obligation to produce financial statements in addition to those, if any, then existing, and shall have no obligation to produce financial statements more often than once in any twelve (12)- month period.

(b) If such financial statements are not available publicly, any recipient of any financial statements furnished by Tenant under this Paragraph 18.2 shall:

(i) use such financial statements only for the express purpose requested, and handle such financial statements with the same diligent care used in handling such recipient’s own financial statements;

(ii) not use or permit to be used such financial statements for any purpose that would be competitive with Tenant, or that would be an attempt to profit from the proprietary information contained therein; and

(iii) keep such financial statements confidential and not disclose them to any third party other than any current or prospective lender or purchaser, unless required to do so by Laws or court order, and otherwise use such financial statements in accordance with any non-disclosure and confidentiality agreement executed in connection therewith.

If requested by Tenant, prior to any required delivery or disclosure of such non-public financial statements, each intended recipient shall execute and deliver to Tenant a non-disclosure and confidentiality agreement pertaining to such financial statements in a form reasonably acceptable to the Parties.

19. Parking; Signage.

19.1 Parking.

(a) Parking on the Property is provided generally to tenants of the Building on a non-reserved, first-come-first-served basis. During the Term, Landlord shall provide at least the same number of visitor parking spaces as are currently provided for the Building. Tenant and Tenant’s Occupants shall have the non-exclusive right (together with other tenants of the Building) without charge, other than as contemplated by Paragraph 5 with respect to Operating Expenses, to use a number of parking stalls located on the Property equal to Tenant’s Parking Stall Allocation only, and shall not use a number of parking stalls greater than Tenant’s Parking Stall Allocation (excluding de minimis, occasional excess use), unless prior consent has been given by Landlord.

(b) Subject to the foregoing subparagraph (a), automobiles of Tenant and Tenant’s Occupants shall be parked only within parking areas not otherwise reserved by Landlord or specifically designated for use by any other tenant or occupants associated with any other tenant. Landlord and Landlord’s employees, agents or contractors may cause to be removed any automobile of Tenant or Tenant’s Occupants that may be parked wrongfully in a prohibited or reserved parking area, provided that such prohibited or reserved parking area is adequately marked with signs placed in reasonable locations. Each Building lease shall contain limitations on parking substantially similar to those contained in this Paragraph 19.1, and Landlord shall diligently enforce such limitations in a nondiscriminatory manner.

19.2. Signage.

(a) Tenant shall be entitled to Building standard signage on the Building interior directory, at the entrance to the Premises and on the top signage location on the exterior multi-tenant monument sign, as well as the Crown Signage described in Paragraph 3.4 (subject to the provisions of Paragraph 3.4), all at Tenant’s sole cost and expense. Tenant shall not place or suffer to be placed (i) on any exterior door, wall or window of the Premises, (ii) on any part of the inside of the Premises that is visible from the outside of the Premises, or (iii) elsewhere on the Property, any sign, decoration, lettering, attachment, advertising matter or other thing of any kind, without first obtaining Landlord’s approval. Unless expressly permitted by this Lease, neither Tenant nor Tenant’s Occupants shall erect, install, hold or place by any method any signage of any type outside of the Premises and on or around the Property, including, without limitation, any banner or placard sign held by individuals on any public property adjacent to or near the Property. Landlord may, at Tenant’s sole cost and expense, following at least ten (10) business days’ prior notice, remove any item erected in violation of this Paragraph 19.2, and may enter the Premises to do so when necessary.

(b) All approved signs or letterings on doors shall be printed, painted and affixed at the sole cost and expense of Tenant by a person approved by Landlord, and shall comply with the requirements of the applicable municipality. At Tenant’s sole cost and expense, Tenant shall maintain all permitted signs and shall, on Lease end, remove all of its signs and repair any damage caused by such removal.

20. Landlord’s Representations and Warranties.

20.1. Representations and Warranties. Landlord represents and warrants to Tenant that (unless otherwise expressly indicated) as of the date of this Lease:

(a) (i) Landlord has good and marketable fee simple title to the Premises and the Property, with full right and authority to lease the Premises to Tenant;

(ii) there are no liens, encumbrances or other matters affecting such title that would interfere with the Permitted Use;

(iii) the Property is zoned to permit the Permitted Use; and

(iv) to Landlord’s current, actual knowledge, there are no covenants, restrictions or other agreements that would interfere with the Permitted Use;

(b) to Landlord’s current, actual knowledge:

(i) the Property has not been used to treat, store, process or dispose of Hazardous
Materials;

(ii) there are no releases nor have there ever been any releases of Hazardous Materials at, on or under the Property that would give rise to a cleanup or remediation obligation under any applicable Environmental Laws; and

(iii) the Property does not contain (A) any underground storage tanks, nor have there ever been any underground storage tanks on the Property, (B) asbestos in any form, including insulation or flooring, (C) PCB-containing equipment, including transformers or capacitors, or (D) any other Hazardous Materials that could affect or impair Tenant’s use of or operations at the Property or the health or safety of Tenant’s employees, and notwithstanding anything contained in this Lease to the contrary, Tenant shall have no liability of any kind to Landlord for any pre-existing Hazardous Materials located on the Property as of the date of this Lease, or for any Hazardous Materials that migrate onto or under the Property or otherwise become present at the Property as the result of the activities of anyone other than Tenant or Tenant’s Occupants, and Landlord shall remediate any such Hazardous Materials for which Tenant has no liability to the extent required by Laws;

(c) to Landlord’s current, actual knowledge, the Building (including the Premises) complies (and will, as of the Commencement Date, comply) with Laws and any covenants, conditions and restrictions affecting the Building;

(d) to Landlord’s current, actual knowledge, as of the Commencement Date:

(i) the Building (including the Premises, but excluding issues related to any Tenant work) will be free from any material defect in materials or workmanship;

(ii) the Premises (excluding issues related to any Tenant work) will be in good, structurally sound condition and watertight;

(iii) the Building utilities and mechanical (including, without limitation, elevators), electrical and HVAC systems will be in good, working condition and repair and of sufficient capacity to serve the Premises for the Permitted Use, as well as other Building tenants; and

(iv) the fire sprinklers in the Building (including in the Premises) will have adequate flow and pressure in accordance with the regulations of the National Fire Protection Association;

(e) no pending Condemnation Proceeding relating to or affecting the Property exists, and Landlord has no current, actual knowledge that any such action is presently threatened or contemplated; and

(f) as of the Commencement Date, Tenant shall have exclusive possession of the Premises.

20.2. Remedy. If any representation or warranty set forth in Paragraph 20.1 is inaccurate or untrue as of the date when made, Landlord’s sole and exclusive obligation and liability (and Tenant’s sole and exclusive right and remedy) under this Paragraph 20 shall be to cause the condition causing such representation or warranty to be inaccurate or untrue to be corrected or remedied at Landlord’s sole cost and expense, subject, however, to any provision of this Lease (such as, but without limitation, Paragraphs 7 and 9) expressly allocating responsibility to Tenant. Landlord shall so correct or remedy such condition as soon as reasonably practicable following notice of such condition.

21. Rules. Tenant and Tenant’s Occupants shall faithfully observe and comply with all of the rules set forth on the attached Exhibit B, and Landlord may from time to time amend, modify or make additions to or deletions from such rules in a reasonable and nondiscriminatory manner, consistent with Comparable Buildings; provided, that no such amendments, modifications, additions or deletions (either individually or in the aggregate) shall, without Tenant’s prior consent:

(a) adversely affect Tenant’s business operations as permitted under this Lease, Tenant’s compliance with Laws, or Tenant’s use of, or access to and from, the Premises;

(b) materially increase any of Tenant’s obligations, or materially decrease any of Tenant’s rights, under this Lease, or require the payment of any monies to Landlord; or

(c) conflict with any of the express provisions of this Lease;

provided further, that Tenant shall have a reasonable time to bring its operations at the Premises into compliance with any such amendments, modifications, additions and deletions. Such amendments, modifications, additions and deletions shall be effective ten (10) business days after receipt by Tenant of notice, accompanied by a copy of such amendments, modifications, additions or deletions. Although Landlord shall use its best efforts to enforce such rules in a consistent and nondiscriminatory manner against all tenants of the Building (and shall promptly undertake to enforce such rules (without the obligation of bringing a lawsuit) on receipt of notice from Tenant of another tenant’s or occupant’s breach of the rules that is disturbing Tenant or Tenant’s Occupants), Landlord shall not be responsible to Tenant for the failure of any other tenant or person to observe such rules. In the event of any conflict between such rules and the provisions of this Lease, the provisions of this Lease shall prevail.

22. General Provisions.

22.1. No Partnership. Neither Party, by this Lease, in any way or for any purpose, becomes a partner or joint venturer of the other Party in the conduct of the other Party’s business or otherwise.

22.2. Force Majeure. If either Party is delayed or hindered in or prevented from the performance of any act required under this Lease by reason of acts of God, extraordinary weather conditions, strikes, boycotts, lockouts, other labor troubles (other than within such Party’s organization), inability to procure labor or materials, fire or other casualty, accident, failure of power, governmental requirements, restrictive Laws of general applicability, riots, civil commotion, insurrection, terrorism, war or other reason not the fault of the Party delayed, hindered or prevented and beyond the control of such Party (financial inability excepted) (any of the foregoing, “force majeure”), performance of the action in question shall be excused for the period of delay and the period for the performance of such action shall be extended for a period equivalent to the period of such delay; provided, however, that the time period customarily associated with obtaining any approvals, permits, consents or waivers shall not be an event of force majeure. The provisions of this Paragraph 22.2 shall not, however, operate to excuse Tenant from the prompt payment of Rent or any other amount required to be paid by Tenant under this Lease, or excuse Landlord from the prompt payment of any amount required to be paid by Landlord under this Lease. The Party claiming the benefit of any force majeure delay shall use its best efforts to notify the other Party promptly following the occurrence of any event constituting a force majeure delay and, under the circumstances, to minimize such delay.

22.3. Notices. Unless otherwise expressly provided in this Lease, any communication to be given by either Party to the other shall be given in writing by personal service, express mail, Federal Express or any other similar form of courier or delivery service providing proof of delivery, or mailing in the United States mail, postage prepaid, certified, return receipt requested and addressed to such Party as follows:

If to Landlord:

RiverPark Six, LLC
10701 South River Front Parkway, Suite 135
South Jordan, Utah 84095

with a required copy to:

the holder of any mortgage or deed of trust covering the Property whose name and address have been furnished to Tenant in writing and a required copy via email to:

Victor A. Taylor, Esq.
Durham Jones & Pinegar, P.C.
111 South Main Street, Suite 2400
Salt Lake City, Utah 84111
Email: vtaylor@djplaw.com

If to Tenant:

Health Catalyst, Inc.
10897 South River Front Parkway, Suite 100
South Jordan, Utah 84095
Attention: Office Manager

Either Party may change the address at which such Party desires to receive notice on notice of such change to the other Party. Any such notice shall be deemed to have been given, and shall be effective, on delivery to the notice address then applicable for the Party to which the notice is directed; provided, however, that (i) refusal to accept delivery of a notice or the inability to deliver a notice because of an address change that was not properly communicated shall not defeat or delay the giving of a notice, and (ii) any notice that is delivered on a weekend or holiday shall, for the purposes of this Paragraph 22.3, be deemed delivered as of the next-succeeding business day.

22.4. Severability. If any provision of this Lease or the application of any provision of this Lease to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which such provision is held invalid shall not be affected by such invalidity. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by Laws.

22.5. Brokerage Commissions. Except as may be set forth in one or more separate agreements between (i) Landlord and Landlord’s broker, or (ii) Landlord or Landlord’s broker and Tenant’s broker:

(a) Landlord represents and warrants to Tenant that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Lease based on any agreement made by Landlord; and

(b) Tenant represents and warrants to Landlord that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Lease based on any agreement made by Tenant.

Landlord shall indemnify, defend and hold harmless Tenant from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Lease based on an actual or alleged agreement made by Landlord. Tenant shall indemnify, defend and hold harmless Landlord from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Lease based on an actual or alleged agreement made by Tenant.

22.6. Use of Pronouns. The use of the neuter singular pronoun to refer to either Party shall be deemed a proper reference even though either Party may be comprised of one or more persons. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where more than one Party exists and to two or more persons, shall in all instances be assumed as though in each case fully expressed. Unless the context clearly requires otherwise, the singular includes the plural, and vice versa, and the masculine, feminine and neuter adjectives include one another.

22.7. Successors. Subject to Paragraph 10, all provisions contained in this Lease shall be binding on, and shall inure to the benefit of, the Parties and their respective successors and assigns; provided, however, that on and after any sale of the Premises, assignment of this Lease by Landlord and assumption in writing of this Lease by the transferee, Landlord shall be relieved entirely of all of Landlord’s obligations under this Lease to the extent first arising after such sale, assignment and assumption, and such obligations shall automatically pass to Landlord’s successor in interest.

22.8. Recourse by Tenant. Notwithstanding anything in this Lease to the contrary, Tenant shall look solely to the right, title and interest of Landlord in the Property, together with the rents, issues and profits, the proceeds of any sale or insurance carried by Landlord, and the awards of any Condemnation Proceeding, with respect to the Property, subject to the prior rights of the holder of any superior mortgage or deed of trust (collectively, “Landlord’s Interest in the Property”), for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord on any Landlord Default, and no other asset of Landlord or any other person shall be subject to levy, execution or other procedure for the satisfaction of Tenant’s remedies. Nothing contained in this Paragraph 22.8 shall limit or affect any right that Tenant may otherwise have to obtain injunctive relief or to exercise any other remedies or actions against Landlord that do not expose to liability assets other than Landlord’s Interest in the Property. The provisions of this Paragraph apply not only to claims under the express terms of this Lease, but also to claims of any kind whatsoever arising from the relationship between the Parties or any rights and obligations they may have relating to the Property or this Lease.

22.9. Exculpation of Non-Parties.

(a) Neither Party shall have recourse or the right to make any claim against, and each Party, for itself and any person claiming by, through or under such Party, waives and releases, any person (including any current or future officer, director, trustee, beneficiary, shareholder, member, manager, employee, partner, principal or affiliate of either Party (unless such person becomes a party Landlord or Tenant under or with respect to this Lease), each an “Exculpated Party”, and collectively, the “Exculpated Parties”) with respect to any obligation arising under this Lease or its attachments, other than (i) Landlord with respect to any claim of Tenant, and (ii) Tenant with respect to any claim of Landlord. Each Party’s assets shall specifically exclude the assets of the Exculpated Parties applicable to such Party.

(b) The foregoing subparagraph (a): (i) is an essential and material term of this Lease, and each Exculpated Party shall be a third-party beneficiary thereof; and (ii) shall inure to the benefit of the Parties and the Exculpated Parties and their respective heirs, successors and assigns. The Parties would not have entered this Lease without the foregoing subparagraph (a). The Exculpated Parties shall not have any liability for any duties, responsibilities, liabilities or obligations of the Parties under, or in any way related to, this Lease. No past, present or future Exculpated Parties shall be named as a party in any suit or other judicial proceeding of any kind or nature whatsoever brought against either Party with respect to the duties, responsibilities, liabilities or obligations of such Party under this Lease, unless such person was, is or becomes a party Landlord or Tenant under or with respect to this Lease.

22.10. Quiet Enjoyment. On Tenant paying Rent and all other amounts payable by Tenant under this Lease and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet use and enjoyment of the Premises for the Term without interference, hindrance or interruption from Landlord, or anyone claiming by, through or under Landlord (including, without limitation, any transferee of Landlord’s interest under this Lease, whether by voluntary act or foreclosure), subject to all of the provisions of this Lease.

22.11. No Waiver. No failure by either Party to insist on the strict performance of any covenant, duty or condition of this Lease or to exercise any right or remedy on a breach of this Lease by the other Party shall constitute a waiver of such covenant, duty, condition or breach. Either Party may, but shall not be obligated to, waive any covenant or duty of any other Party, or any of its rights, or any conditions to its obligations, under this Lease by notice to the other Party. No such waiver by either Party will imply or constitute its further waiver of the same or any other matter. No waiver shall affect or alter the remainder of this Lease, but each other covenant, duty and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequently-occurring breach. No act or thing done by Landlord or Landlord’s agents during the Term will be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender will be valid unless in writing signed by Landlord. The delivery of Tenant’s keys to any employee or agent of Landlord will not constitute a termination of this Lease unless Landlord has entered into an agreement to that effect. No payment by either Party, or receipt from either Party, of a lesser amount than the Rent or other amount due will be deemed to be anything other than a payment on account of the earliest Rent or other amount due. No endorsement or statement on any check, or any letter accompanying any check or payment as Rent or other amount, will be deemed an accord and satisfaction. The recipient will accept any check for payment without prejudice to its right to recover the balance of such Rent or other amount due or to pursue any other remedy available to such recipient.

22.12. Rights and Remedies. Except as expressly set forth in this Lease, the rights and remedies of the Parties shall not be mutually exclusive and the exercise of one or more of the provisions of this Lease shall not preclude the exercise of any other provision. The Parties confirm that damages at law may be an inadequate remedy for a breach or threatened breach by either Party of any of the provisions of this Lease. The Parties’ respective rights and obligations under this Lease shall be enforceable by specific performance, injunction or any other equitable remedy. Neither Party shall be liable to the other for any consequential, indirect, special, exemplary, punitive or similar damages under Paragraphs 11, 16.2 or 16.4 or any other provision of this Lease.

22.13. Enforceability. Each Party represents and warrants that:

(a) such Party was duly formed and is validly existing and in good standing under the Laws of the state of its formation;

(b) such Party has the requisite power and authority under Laws and its governing documents to execute, deliver and perform its obligations under this Lease;

(c) the individual executing this Lease on behalf of such Party has full power and authority under such Party’s governing documents to execute and deliver this Lease in the name of, and on behalf of, such Party and to cause such Party to perform its obligations under this Lease;

(d) this Lease has been duly authorized, executed and delivered by such Party; and

(e) this Lease is the legal, valid and binding obligation of such Party, and is enforceable against such Party in accordance with its terms.

22.14. Attorneys’ Fees. If any action, lawsuit, mediation, arbitration or proceeding, including bankruptcy proceeding, is brought (a) to recover any Rent or other amount due under this Lease because of any Landlord Default or Tenant Default, (b) to enforce or interpret any provision of this Lease, (c) for recovery of possession of the Premises, or (d) with respect to this Lease or any other issue or matter relating to this Lease, the Party prevailing in such action shall be entitled to recover from the other Party reasonable attorneys’ fees and costs (including those incurred in connection with any appeal), the amount of which shall be fixed by the court and made a part of any judgment rendered. Tenant shall be responsible for all expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Landlord in any case or proceeding involving Tenant or any assignee or subtenant of Tenant as the debtor under or related to any bankruptcy or insolvency law. Landlord shall be responsible for all expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Tenant in any case or proceeding involving Landlord as the debtor under or related to any bankruptcy or insolvency law. The foregoing provisions of this Paragraph 22.14 shall survive Lease end.

22.15. Merger. Neither the surrender of this Lease by Tenant nor the termination of this Lease by agreement of the Parties or as a result of a Tenant Default shall work a merger, and shall, at Landlord’s option, either terminate any subleases of part or all of the Premises or operate as an assignment to Landlord of any of those subleases. Landlord’s option under this Paragraph 22.15 may be exercised by notice to Tenant and all known subtenants in the Premises.

22.16. Anti-Terrorism.

(a) Each Party represents and warrants to the other that:

(i) such Party is (A) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the

Treasury (“OFAC”) or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (B) not a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction or other prohibition of United States law, regulation or Executive Order of the President of the United States;

(ii) to such Party’s actual knowledge, none of the funds of such Party has been derived from any unlawful activity with the result that the investment in such Party is prohibited by Laws or that this Lease is in violation of Laws; and

(iii) such Party has implemented such procedures as are required by Laws, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true at all times.

The term “Embargoed Person” means any person or government subject to trade restrictions under U.S. law, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C.S. Appx. §1 et seq., and any Executive Orders or regulations promulgated under it with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(b) Each Party agrees:

(i) to comply with all requirements of law applicable to such Party relating to money laundering, anti-terrorism, trade embargos and economic sanctions, in effect now or after the date of this Lease;

(ii) to notify the other Party promptly in writing if any of the representations, warranties or covenants set forth in this Paragraph 22.16 are no longer true or have been breached or if such Party has a reasonable basis to believe that they may no longer be true or have been breached; and

(iii) not knowingly to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due under this Lease.

(c) Either Party’s inclusion on the List at any time during the Term shall be a default by such Party under this Lease. Tenant shall not knowingly permit all or any portion of the Premises to be used or occupied by any person on the List or by any Embargoed Person (on a permanent, temporary or transient basis).

22.17. Intellectual Property; Confidentiality.

(a) Landlord acknowledges that the names, logos, service marks, trademarks, trade dress, trade names, and patents, whether or not registered, of Tenant (collectively, “Tenant Marks”), are proprietary property of Tenant and its affiliates, and Landlord shall not use the Tenant Marks for any purpose except as expressly permitted in writing by Tenant. Tenant acknowledges that the names, logos, service marks, trademarks, trade dress, trade names, and patents, whether or not registered, of Landlord (collectively, “Landlord Marks”), are proprietary property of Landlord and its affiliates, and Tenant shall not use the Landlord Marks for any purpose except as expressly permitted in writing by Landlord.

(b) In the course of this Lease, the Parties may be exposed to trade secrets or other confidential or proprietary information and materials of the other Party, including, without limitation, financial information, signage, procedures, operating manuals and software, all of which shall be identified as confidential (“Confidential Information”). The Parties agree to hold in confidence and not to disclose any Confidential Information, except that the Parties may use or disclose Confidential Information:

(i) to its employees and affiliates or others to the extent necessary to render any service hereunder, provided that the other Party is first notified of the information that will be provided to any person outside of this Lease, and provided further that such information is disclosed only after such person is required to maintain it in confidence as required hereunder;

(ii) to the extent expressly authorized by either Party;

(iii) to the extent that at the time of disclosure, such Confidential Information is in the public domain, or after disclosure, enters the public domain other than by breach of the terms of this Lease;

(iv) that is in the possession of either Party at the time of disclosure and is not acquired directly or indirectly from the other Party;

(v) that is subsequently received on a non-confidential basis from a third Party having a right to provide such information; or

(vi) as required by order during the course of a judicial or regulatory proceeding or as required by a governmental authority.

(c) The Parties agree not to photocopy or otherwise duplicate any Confidential Information without the express written consent of the other Party. Each Party’s Confidential Information shall remain the exclusive property of such Party. On any breach of this Paragraph 22.18, the Parties shall be entitled to equitable relief, in addition to all other remedies otherwise available to it at law. This Paragraph 22.18 shall survive the termination or expiration of this Lease.

22.18. Entire Agreement. This Lease (including its attachments) exclusively encompasses the entire agreement of the Parties, and supersedes all previous negotiations, understandings and agreements between the Parties, whether oral or written, including, without limitation, any oral discussions, letters of intent and email correspondence. The Parties have not relied on any representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance (including, without limitation, one relating to square footage), made by or on behalf of any other Party or any other person whatsoever (including, without limitation, any real estate broker or agent), that is not set forth in this Lease. The Parties hereby waive all rights and remedies, at law or in equity, arising or that may arise as the result of a Party’s reliance on any such representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance.

22.19. Construction. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant and their separate advisors believe that this Lease is the product of all their efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Party or against either Party merely because of such Party’s efforts in preparing it. The Table of Contents and captions to the Paragraphs of this Lease are for convenience of reference only, do not define, limit or describe the scope or intent of any provisions of this Lease and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease. Unless otherwise set forth in this Lease, all references to Paragraphs are to Paragraphs in this Lease. Exhibits referred to in this Lease and any addendums, riders and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though a part of this Lease.

22.20. Miscellaneous. Tenant shall not record this Lease or a memorandum or notice of this Lease, and any such recordation by or at the direction of Tenant shall be shall be void ab initio (from the beginning) and shall be a breach of this Lease. No amendment to this Lease shall be binding on either Party unless reduced to writing and signed by both Parties. This Lease shall be governed by and construed and interpreted in accordance with the laws (excluding the choice of laws rules) of the state of Utah. Venue on any action arising out of this Lease shall be proper only in the state or federal courts having jurisdiction over the county in which the Property is located. THE PARTIES KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS LEASE OR THE USE AND OCCUPANCY OF THE PREMISES OR RELATED IN ANY WAY TO THE PROPERTY OR THE PARTIES’ LANDLORD/TENANT RELATIONSHIP. Time is of the essence of each provision of this Lease. If there is more than one Tenant named in this Lease (or if more than one Tenant at any time assumes this Lease), the liability of each such Tenant under this Lease for payment and performance according to this Lease shall be joint and several. The submission of this Lease to Tenant is not an offer to lease the Premises or an agreement by Landlord to reserve the Premisesfor Tenant. Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate original copies of this Lease to Landlord, and Landlord has duly executed and delivered one of those duplicate original copies to Tenant. Transmission by email of a signed copy of this Lease, and the retransmission of any signed email, shall be the same as delivery of an original. The execution of this Lease or any amendment to this Lease may be accomplished by electronic signature utilizing DocuSign or any other technology, and any electronic signature (meaning any electronic symbol, designation or process), whether digital or encrypted, used by either Party shall authenticate this Lease and have the same force and effect as a manual signature.

[Remainder of page intentionally left blank; signatures on following page]

THE PARTIES have executed this Lease on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

RIVERPARK SIX, LLC,
a Utah limited liability company,
by its Manager:

RIVERPARK HOLDINGS, LLC,
a Utah limited liability company

By:	/s/ David S. Layton
David S. Layton
Manager

TENANT:

HEALTH CATALYST, INC.,
a Delaware corporation

By:	/s/ J. Patrick Nelli
J. Patrick Nelli
Chief Financial Officer

[Signature Page]